                                                                  EXHIBIT 10.25



                          STERLING CONSTRUCTION COMPANY



                     STOCK PURCHASE AND INVESTMENT AGREEMENT


                          DATED AS OF JANUARY 19, 1999

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
1.   PURCHASES AND SALES......................................................................................1
     1.1.     First Tranche of Purchased Stock................................................................1
     1.2.     Second Tranche of Purchased Stock...............................................................2
     1.3.     Escrow Agreement................................................................................2
     1.4.     Note Purchase Agreements........................................................................2
     1.5.     Closing.........................................................................................3
     1.6.     Closing Deliveries of Parent, Subsidiary and Selling Stockholders...............................3
     1.7.     Closing Deliveries of Purchasers................................................................4
     1.8.     Merger..........................................................................................5
     1.9.     Determination of December 31, 1998 Stockholders' Equity Amount and November 30, 1998
              Pre-Tax Profit Amount...........................................................................5
     1.10.    Assurance of December 31, 1998 Stockholders' Equity Amount......................................7
     1.11.    Possible Adjustment for November 30, 1998 Pre-Tax Profit Amount.................................7
     1.12.    Final S Corporation Distribution; Subordinated Stockholder Notes................................8

2.   DETERMINATIONS, NOTICES AND PROCEDURES FOR PURCHASE AND SALE OF SECOND TRANCHE OF PURCHASED STOCK........9
     2.1.     Trigger Event Notice and Option Exercise Notice.................................................9
     2.2.     Purchase and Sale of Second Tranche of Purchased Stock After Trigger Option Exercise
              Notice.........................................................................................10
     2.3.     Conditions to Purchasers Obligation After Trigger Option Exercise Notice by Selling
              Stockholders...................................................................................11
     2.4.     Purchase and Sale of Second Tranche of Purchased Stock After Pre-Trigger Option
              Exercise Notice................................................................................12

3.   REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS..................................................12
     3.1.     Due Organization...............................................................................12
     3.2.     Authorization..................................................................................13
     3.3.     No Conflicts; Approvals........................................................................13
     3.4.     Capital Stock of the Company...................................................................14
     3.5.     Subsidiaries...................................................................................14
     3.6.     Transactions in Company Stock..................................................................14
     3.7.     Predecessors...................................................................................15
     3.8.     Financial Statements...........................................................................15
     3.9.     Balance Sheet Liabilities and Obligations......................................................16
     3.10.    Accounts and Notes Receivable..................................................................16
     3.11.    Permits........................................................................................16
     3.12.    Real and Personal Property.....................................................................16
     3.13.    Material Contracts and Commitments.............................................................18
     3.14.    Labor..........................................................................................19
     3.15.    Title to Owned Real Property...................................................................19
     3.16.    Insurance......................................................................................20

     3.17.    Compensation...................................................................................20
     3.18.    Employee Benefit Plans.........................................................................20
     3.19.    No Multiemployer Plans.........................................................................22
     3.20.    Conformity with Law; Governmental Claims.......................................................22
     3.21.    Taxes and Tax Returns..........................................................................22
     3.22.    Intellectual Property..........................................................................23
     3.23.    Governmental Contracts.........................................................................24
     3.24.    Absence of Changes.............................................................................24
     3.25.    Powers of Attorney.............................................................................25
     3.26.    Brokers and Finders............................................................................25
     3.27.    Environmental Matters..........................................................................25
     3.28.    No Underground Storage Tanks...................................................................26
     3.29.    Relations with Government......................................................................26
     3.30.    Accounting Records.............................................................................26
     3.31.    Litigation and Claims..........................................................................26
     3.32.    Related Party Transactions.....................................................................27
     3.33.    Management Incentive Plans.....................................................................27

4.   REPRESENTATIONS AND WARRANTEES OF PURCHASERS............................................................27
     4.1.     Due Organization...............................................................................27
     4.2.     Authorization..................................................................................28
     4.3.     No Conflicts; Approvals........................................................................28
     4.4.     Brokers and Finders............................................................................28
     4.5.     Investment Representations.....................................................................28

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING STOCKHOLDERS AND THE COMPANY.........................29
     5.1.     Representations and Warranties; Performance of Obligations.....................................29
     5.2.     No Litigation..................................................................................30
     5.3.     Closing Documents..............................................................................30
     5.4.     Opinion of Counsel.............................................................................30

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS.......................................................31
     6.1.     Representations and Warranties.................................................................31
     6.2.     No Litigation..................................................................................31
     6.3.     Closing Documents..............................................................................31
     6.4.     Opinion of Counsel.............................................................................31
     6.5.     Good Standing Certificates.....................................................................32
     6.6.     Employee Notes.................................................................................33

7.   INDEMNIFICATION.........................................................................................33
     7.1.     Survival of Representations and Warranties.....................................................33
     7.2.     Indemnification by the Selling Stockholders....................................................33
     7.3.     Indemnification by Each Purchaser..............................................................34
     7.4.     Third Person Claims............................................................................34
     7.5.     Limitation of the Selling Stockholders' Liability..............................................35
     7.6.     Limitation of the Purchasers' Liability........................................................36

     7.7.     Limitation on Claims...........................................................................36
     7.8.     Inconsistent Provisions........................................................................36
     7.9.     Method of Payment..............................................................................36

8.   MISCELLANEOUS...........................................................................................36
     8.1.     Cooperation....................................................................................36
     8.2.     Successors and Assigns.........................................................................36
     8.3.     Entire Agreement...............................................................................36
     8.4.     Counterparts...................................................................................37
     8.5.     Expenses.......................................................................................37
     8.6.     Notices........................................................................................37
     8.7.     Governing Law..................................................................................39
     8.8.     Exercise of Rights and Remedies................................................................39
     8.9.     Reformation and Severability...................................................................39
     8.10.    Attorney's Fees................................................................................39
     8.11.    Interpretation; Definitions....................................................................39

CERTAIN DEFINED TERMS

   Advisory Services Agreement..............................................4
   Agreement................................................................1
   Audited 1998 Financial Statements........................................5
   Audited Financial Statements............................................14
   Auditor..................................................................5
   CERCLA..................................................................24
   Closing..................................................................2
   Closing Date.............................................................3
   Closing Date Distribution................................................8
   Code....................................................................19
   Company..................................................................5
   Contracts...............................................................18
   Controlled Group Member.................................................19
   Current Year Financial Statements.......................................15
   Damages.................................................................32
   December 31, 1998 Income Statement.......................................6
   December 31, 1998 Stockholders' Equity Amount............................6
   December 31, 1998 Unaudited Financial Statements.........................6
   Deficiency Amount........................................................6
   EBITDA..................................................................17
   EBITDA Amount...........................................................10
   Employment Agreements....................................................3
   Environmental Laws......................................................25
   Environmental Permits...................................................25
   ERISA...................................................................19
   Escrow Agent.............................................................2
   Escrow Agreement.........................................................2
   Escrowed Funds...........................................................7
   Escrowed Shares..........................................................2
   Expiration Date.........................................................32
   Final Number............................................................10
   Final S Corporation Distribution.........................................8
   First Tranche of Purchased Stock.........................................1
   First Tranche Percentages................................................1
   First Tranche Stock Purchase Price.......................................2
   GAAP.....................................................................5
   Hazardous Substances....................................................24
   Indemnified Party.......................................................33
   Indemnifying Party......................................................33
   Insurance...............................................................19
   Leased Real Property....................................................16
   Liens....................................................................1
   Management Incentive Plans...............................................4

   Material Adverse Effect.................................................12
   Maximum Number...........................................................2
   Merger...................................................................4
   Merger Corp..............................................................4
   Merger Documents.........................................................4
   Merger Time..............................................................5
   Minimum Number...........................................................2
   Note Purchase Agreements.................................................2
   Notes....................................................................2
   November 30, 1998 Balance Sheet......................................... 6
   November 30, 1998 Income Statement.......................................5
   November 30, 1998 Pre-Tax Profit Amount..................................5
   November 30, 1998 Unaudited Financial Statements.........................5
   Owned Real Property.....................................................16
   Parent...................................................................1
   Parent Common Stock......................................................1
   Pension Plan............................................................20
   Per Share Amount........................................................10
   Permits.................................................................15
   Plans...................................................................19
   Pre-Signing Balance Sheet...............................................14
   Pre-Signing Balance Sheet Date..........................................14
   Pre-Tax Profit...........................................................5
   Pre-Tax Profit Amount...................................................12
   Pre-Trigger Option Exercise Notice.......................................9
   Proceeding..............................................................25
   Purchaser................................................................1
   Purchaser Percentages....................................................1
   Purchasers...............................................................1
   Purchasers' Indemnified Persons.........................................32
   RCRA....................................................................24
   Real Property Leases....................................................16
   S Election..............................................................21
   Second Tranche Audit....................................................10
   Second Tranche of  Purchased Stock.......................................2
   Second Tranche Payment...................................................9
   Second Tranche Payment Date.............................................11
   Second Tranche Payment Notice............................................9
   Second Tranche Percentages...............................................8
   Securities..............................................................27
   Securities Act..........................................................27
   Sellers' Indemnified Persons............................................33
   Selling Stockholder......................................................1
   Selling Stockholder Percentage...........................................9
   Selling Stockholders.....................................................1
   Stockholders Agreement...................................................3

   Stockholders' Equity.....................................................6
   Stockholders' Equity Amount.............................................13
   Subordinated Stockholder Notes...........................................8
   Subordination Agreement..................................................8
   Subsidiary...............................................................1
   Subsidiary Common Stock.................................................13
   Tax Returns.............................................................22
   Taxes...................................................................22
   Third Person............................................................33
   Trigger Event Notice.....................................................8
   Trigger Option Exercise Notice...........................................9

EXHIBITS

Exhibit A Selling Stockholders, Purchasers, Stock Holdings and Note Holdings Exhibit B Escrow Agreement
Exhibit C Note Purchase Agreements
Exhibit D Stockholders Agreement
Exhibit E Patrick Manning Employment Agreement
Exhibit F Joseph Harper Employment Agreement
Exhibit G James Manning Employment Agreement
Exhibit H Management Incentive Plans and Related Resolutions and Agreements
Exhibit I Advisory Services Agreement
Exhibit J Merger Documents
Exhibit K Audited 1998 Financial Statements
Exhibit L Calculation of Pre-Tax Profit Amount
Exhibit M Calculation of Stockholders' Equity Amount
Exhibit N Form of Trigger Event Notice
Exhibit O Calculation of EBITDA Amount


SCHEDULES

Schedule 3.3 Required Consents and Approvals
Schedule 3.5 Subsidiaries
Schedule 3.6 Transactions in Company Stock
Schedule 3.9 Balance Sheet Liabilities and Obligations
Schedule 3.10 Accounts and Notes Receivable
Schedule 3.11 Permits
Schedule 3.12 Real and Personal Property
Schedule 3.13 Material Contracts and Commitments
Schedule 3.15 Title to Real Property Liens
Schedule 3.16 Insurance
Schedule 3.17 Compensation
Schedule 3.18 Employee Benefit Plans
Schedule 3.21 Taxes and Tax Returns
Schedule 3.22 Intellectual Property
Schedule 3.24 Absence of Changes
Schedule 3.26 Brokers and Finders
Schedule 3.27 Environmental Matters
Schedule 3.31 Litigation and Claims
Schedule 3.32 Related Party Transactions

                     STOCK PURCHASE AND INVESTMENT AGREEMENT


         THIS STOCK PURCHASE AND INVESTMENT AGREEMENT (the "Agreement") is entered into as of the 19th day of January, 1999, by and between (a) the purchasers listed on Exhibit A hereto (each a "Purchaser" and collectively the "Purchasers"), on the one hand, and (b)(i) STERLING CONSTRUCTION COMPANY, a Delaware corporation ("Parent"), (ii) STERLING CONSTRUCTION COMPANY, a Michigan corporation doing business in Texas as Texas-Sterling Construction, Inc. and a wholly owned subsidiary of Parent ("Subsidiary") and (iii) the stockholders of Parent listed on Exhibit A hereto (each a "Selling Stockholder" and collectively the "Selling Stockholders"), on the other hand.

                                    RECITALS

         A. The Selling Stockholders are the owners of FIVE HUNDRED SIXTY-FOUR THOUSAND (564,000) shares of common stock, par value $0.01 per share ("Parent Common Stock"), of Parent, constituting approximately eighty-seven percent (87%) of the SIX HUNDRED FIFTY THOUSAND ONE HUNDRED (650,100) total issued and outstanding shares of Parent Common Stock.

         B. The Purchasers desire to purchase from the Selling Stockholders and the Selling Stockholders desire to sell to the Purchasers a portion of the Parent Common Stock owned by the Selling Stockholders, and the Purchasers desire to purchase from Subsidiary and Subsidiary desires to sell to the Purchasers certain subordinated notes of Subsidiary exchangeable for shares of Parent Common Stock, all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       PURCHASES AND SALES.

         1.1. First Tranche of Purchased Stock. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.5) the Selling Stockholders severally will sell, assign, transfer and deliver to the Purchasers, and the Purchasers will purchase and acquire severally from the Selling Stockholders an aggregate of ONE HUNDRED THIRTY THOUSAND TWENTY (130,020) shares of Parent Common Stock (the "First Tranche of Purchased Stock") free and clear of all mortgages, pledges, security interests, encumbrances, liens (statutory or other), conditional sale agreements, claims, charges, limitations or restrictions ("Liens"). The respective percentages of the shares of the First Tranche of Purchased Stock so to be sold by each of the several Selling Stockholders (the "First Tranche Percentages") and the respective percentages of the First Tranche of Purchased Stock to be purchased by each of the several Purchasers (the "Purchaser Percentages") are set forth on Exhibit A. The per share purchase price of each share of Parent Common Stock so purchased as part of the First Tranche of Purchased Stock shall be THIRTY AND 76.45/100THS DOLLARS ($30.7645), subject to possible adjustment as provided in

Section 1.11 (such purchase price, as so adjusted if applicable, the "First Tranche Stock Purchase Price").

         1.2. Second Tranche of Purchased Stock. Upon the terms and subject to the conditions set forth in Section 2 of this Agreement, subsequent to the Closing Date the Selling Stockholders severally will sell assign, transfer and deliver to the Purchasers, and the Purchasers will purchase and acquire severally from the Selling Stockholders, an aggregate number of additional shares of Parent Common Stock free and clear of all Liens, which number of shares shall be determined in accordance with Section 2 hereof and shall be not more than ONE HUNDRED THIRTY THOUSAND TWENTY (130,020) (the "Maximum Number") and not less than ONE HUNDRED ELEVEN THOUSAND ONE HUNDRED TWENTY-EIGHT (111,128) (the "Minimum Number") shares of Parent Common Stock (the actual number of additional shares of Parent Common Stock so determined and purchased, the "Second Tranche of Purchased Stock"). The respective numbers of shares of the Second Tranche of Purchased Stock so to be sold by each of the several Selling Stockholders and purchased by each of the Purchasers, and the purchase price of each share of Parent Common Stock so purchased as part of the Second Tranche of Purchased Stock, shall be determined as provided in Section 2.

         1.3. Escrow Agreement. At the Closing, the Purchasers, the Selling Stockholders and Parent, as escrow agent (in such capacity, the "Escrow Agent"), will enter into an Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"), and each of the Selling Stockholders will deliver to the Escrow Agent, for retention and disposition as part of the Second Tranche of Purchased Stock as provided in Section 2, certificates representing a number of shares of Parent Common Stock equal to the number of shares sold by such Selling Stockholder as part of the First Tranche of Purchased Stock. The aggregate number of shares so deposited by all Selling Stockholders with the Escrow Agent (the "Escrowed Shares") shall be equal to the Maximum Number.

         1.4. Note Purchase Agreements. At the Closing, Parent, Subsidiary and the respective Purchasers will enter into Note Purchase Agreements in substantially the form attached hereto as Exhibit C (the "Note Purchase Agreements"), and the Purchasers will purchase from Subsidiary and Subsidiary will issue and sell to the Purchasers for an aggregate purchase price of FOUR MILLION DOLLARS ($4,000,000) certain subordinated notes exchangeable for shares of Parent Common Stock as provided in the Note Purchase Agreements (the "Notes"). The Notes shall be in the aggregate principal amount of FOUR MILLION DOLLARS ($4,000,000).

         1.5.     Closing.

                  (a) The consummation of the purchase and sale of the First Tranche of Purchased Stock, the delivery of certificates representing the Escrowed Shares to the Escrow Agent pursuant to the Escrow Agreement, the execution and delivery of the Escrow Agreement and the Note Purchase Agreement, the issuance, purchase and sale of the Notes, and the other transactions that are to take place at that time as contemplated by this Agreement and the Note Purchase Agreements (the "Closing") shall take place at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, 19th Floor, Houston,

         Texas, at 10:00 a.m. on January 19, 1999 or at such other time and place as the parties may mutually agree upon. The Closing shall be deemed to occur at the close of business on the date of the Closing, and such date and time of the Closing is referred to as the "Closing Date."

                  (b) At or prior to the Closing, provided that the conditions set forth in Section 6 of this Agreement have been satisfied or waived, Parent, Subsidiary and the Selling Stockholders shall tender delivery, or cause to be tendered delivery, of each of the instruments and documents described in Section 1.6 hereof. At or prior to the Closing, provided that the conditions set forth in Section 7 of this Agreement have been satisfied or waived, the Purchasers shall tender delivery, or cause to be tendered delivery, of each of the payments and documents described in Section 1.7 hereof.

         1.6. Closing Deliveries of Parent, Subsidiary and Selling Stockholders. Upon the terms and subject to the conditions set forth in Section 6 of this Agreement, at the Closing:

                  (a) the Selling Stockholders will deliver to the Purchasers certificates representing the First Tranche of Purchased Stock and to the Escrow Agent certificates representing the Maximum Number of shares of Parent Common Stock for retention and disposition as part of the Second Tranche of Purchased Stock, each such certificate duly endorsed for transfer or accompanied by a stock power duly executed in blank;

                  (b) Parent and the Selling Stockholders will deliver duly executed counterparts of the Escrow Agreement;

                  (c) Parent and Subsidiary will deliver duly executed counterparts of the Note Purchase Agreements and Subsidiary will issue and deliver duly executed Notes to the Purchasers;

                  (d) Parent, Subsidiary and the Selling Stockholders will deliver to the other parties thereto duly executed counterparts of the Stockholders Agreement in substantially the form attached hereto as Exhibit D (the "Stockholders Agreement");

                  (e) Subsidiary and Patrick T. Manning will deliver to each other duly executed counterparts of an Executive Employment Agreement in substantially the form attached hereto as Exhibit E;

                  (f) Subsidiary and Joseph P. Harper, Sr. will deliver to each other duly executed counterparts of an Executive Employment Agreement in substantially the form attached hereto as Exhibit F;

                  (g) Subsidiary and James D. Manning will deliver to each other duly executed counterparts of a James Manning Employment Agreement in substantially the form attached hereto as Exhibit G (collectively, with Exhibits E and F, the "Employment Agreements");

                  (h) Parent and Subsidiary will adopt and cause to be effective the restructuring of Subsidiary's bonus and share purchase agreements and arrangements and the adoption of Parent's Stock Option Plan and Subsidiary's Incentive Bonus Plan, in each case effective as of the Closing, by the implementation of written plans in substantially the forms attached hereto as Exhibit H (the "Management Incentive Plans");

                  (i) Parent will deliver to Menai Capital LLC (representing the Purchasers) a duly executed counterpart of the Advisory Services Agreement in substantially the form attached hereto as Exhibit I (the "Advisory Services Agreement");

                  (j) Parent, Subsidiary and the Selling Stockholders will duly execute and deliver the other instruments, documents and certificates contemplated to be delivered by them under Section 6 of this Agreement;

                  (k) Subsidiary will make the Closing Date Distribution pursuant to and as defined in Section 1.12; and

                  (l) With respect to the Subordinated Stockholder Notes, the applicable parties thereto will enter into the Subordination Agreement, in each case pursuant to and as defined in Section 1.12.

         1.7. Closing Deliveries of Purchasers. Upon the terms and subject to the conditions set forth in Section 7 of this Agreement, at the Closing:

                  (a) each of the Purchasers will deliver to Parent, as agent for the Selling Stockholders, by wire transfers in immediately available funds for the account set forth on Exhibit A hereto, the cash sum equal to such Purchaser's portion of the purchase price of the First Tranche of Purchased Stock;

                  (b) each of the Purchasers will deliver to Parent duly executed counterparts of the Note Purchase Agreements;

                  (c) each of the Purchasers will deliver to Parent, by wire transfers in immediately available funds for the account set forth on Exhibit A hereto, the cash sum equal to such Purchaser's portion of the purchase price of the Notes;

                  (d) each of the Purchasers will deliver to the other parties thereto duly executed counterparts of the Stockholders Agreement;

                  (e) Menai Capital LLC will deliver to Parent a duly executed counterpart of the Advisory Services Agreement; and

                  (f) each of the Purchasers will duly execute and deliver, or cause to be executed and delivered, the other instruments, documents and certificates contemplated by Section 5 of this Agreement.

         1.8. Merger. Prior to the signing of this Agreement, Texas Sterling Construction, Inc. ("Merger Corp.") merged with and into Subsidiary (the "Merger") pursuant to and on the terms set forth in the Agreement and Plan of Merger, Certificates of Merger and related documents attached hereto as Exhibit J (the "Merger Documents"), effective as of the time set forth in the Merger Documents (the "Merger Time"). As used in this Agreement, the term "Company" means (i) Subsidiary at all times up to and including the Merger Time and (ii) Parent and Subsidiary taken as a whole at all times after the Merger Time.

         1.9. Determination of December 31, 1998 Stockholders' Equity Amount and November 30, 1998 Pre-Tax Profit Amount. Attached hereto as Exhibit K is a copy of the audited balance sheet of the Company as of September 30, 1998 and the related audited statements of income and cash flows for the year ended September 30, 1998, and footnotes at and for the year ended September 30, 1998, and the accompanying report of R.W. Frickel Company, P.C. (the "Auditor") with respect thereto (the "Audited 1998 Financial Statements").

                  (a) As promptly as is reasonably practicable, and in any event by January 25, 1999, Parent shall deliver to the Purchasers and the Selling Stockholders:

                           (i) the unaudited balance sheet of the Company as of
                  November 30, 1998 (the "November 30, 1998 Balance Sheet") and the related statement of income for the twelve-month period from December 1, 1997 through November 30, 1998 (the "November 30, 1998 Income Statement" and, together with the November 30, 1998 Balance Sheet, the "November 30, 1998 Unaudited Financial Statements");

                           (ii) a certificate of the chief financial officer of
                  the Company to the effect that (subject to (x) normal year-end audit adjustments with respect to periods and as of dates subsequent to September 30, 1998 consistent with prior periods, the effects of which, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on to the financial position or results of operations of the Company and (y) the fact that the November 30, 1998 Unaudited Financial Statements do not contain all of the footnote disclosures required by GAAP (as defined below)) the November 30, 1998 Unaudited Financial Statements fairly present in all material respects the Company's financial position at November 30, 1998 and its results of operations for the two-month period then ended, in each case in accordance with GAAP; and

                           (iii) a certificate of the Auditor setting forth the
                  amounts (and, in reasonable detail, the calculation) of the amount of the Company's Pre-Tax Profit for the twelve-month period ended November 30, 1998, determined from the November 30, 1998 Income Statement in accordance with Exhibit L (as so determined in accordance with Exhibit L and without adjustment pursuant to Section 1.11, if applicable, the "November 30, 1998 Pre-Tax Profit Amount"). "Pre-Tax Profit" means, for any period, the net income of the Company determined in accordance with generally accepted accounting principles applied on a basis consistent with the Audited 1998 Financial Statements ("GAAP"), as adjusted in accordance with the adjustment procedures set forth on Exhibit L hereto.

                  (b) As promptly as is reasonably practicable, and in any event by February 26, 1999, Parent shall deliver to the Purchasers and the Selling Stockholders:

                           (i) the unaudited balance sheet of the Company as of
                  December 31, 1998 (the "December 31, 1998 Balance Sheet") and the related statement of income for the twelve-month period from January 1, 1998 through December 31, 1998 (the "December 31, 1998 Income Statement" and, together with the December 31, 1998 Balance Sheet, the "December 31, 1998 Unaudited Financial Statements");

                           (ii) a certificate of the chief financial officer of
                  the Company to the effect that (subject to (x) normal year-end audit adjustments with respect to periods and as of dates subsequent to September 30, 1998 consistent with prior periods, the effects of which, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on to the financial position or results of operations of the Company and (y) the fact that the December 31, 1998 Unaudited Financial Statements do not contain all of the footnote disclosures required by GAAP) the December 31, 1998 Unaudited Financial Statements fairly present in all material respects the Company's financial position at December 31, 1998 and its results of operations for the three-month period then ended, in each case in accordance with GAAP; and

                           (iii) a certificate of the Auditor setting forth the
                  amounts (and, in reasonable detail, the calculation) of: (i) the amount of the Company's Stockholders' Equity as of December 31, 1998, determined from the December 31, 1998 Balance Sheet in accordance with Exhibit M (as so determined in accordance with Exhibit M and without adjustment to reflect restoration of any Deficiency Amount (as defined below), the "December 31, 1998 Stockholders' Equity Amount"); and (ii) if applicable, the amount of any Deficiency Amount pursuant to, and determined as set forth in, Section 1.10. "Stockholders' Equity" means, as of any date, the stockholders' equity of the Company determined in accordance with GAAP, as adjusted in accordance with the adjustment procedures set forth on Exhibit M hereto.

         1.10. Assurance of December 31, 1998 Stockholders' Equity Amount. In the event that the December 31, 1998 Stockholders' Equity Amount calculated in accordance with Exhibit M is less than $6,000,000, the Selling Stockholders severally agree to restore the amount by which the December 31, 1998 Stockholders' Equity Amount is less than $6,000,000 (the "Deficiency Amount"). Any such Deficiency Amount shall be so restored by the respective Selling Stockholders, severally, pro rata in proportion to their respective First Tranche Percentages, by payment to the Company or by (to the extent then accrued but not already paid) the Company's cancellation, to which the Selling Stockholders hereby agree, of any amounts of bonus compensation or stockholders' distributions otherwise payable to such Selling Stockholders, and any such required payment by the Selling Stockholders shall be paid (if applicable) by the several Selling Stockholders within five business days after the date of delivery to the Selling Stockholders of the certificate from the Auditor setting forth the December 31, 1998 Stockholders' Equity Amount. Parent shall immediately notify the

Purchasers and the Selling Stockholders when the entire Deficiency Amount has been so restored.

         1.11.    Possible Adjustment for November 30, 1998 Pre-Tax Profit
Amount

                  (a) Twenty percent (20%) of the funds received at the Closing by Parent as agent for the Selling Stockholders pursuant to Section 1.7(a) will be retained by Parent at and after the Closing until disbursed in accordance with the provisions of this Section 1.11. (Such funds retained by Parent are referred to as the "Escrowed Funds".)

                  (b) If the Company's November 30, 1998 Pre-Tax Profit Amount is less than $3,400,000, then, within five business days after the date of delivery of the certificate of the Auditor pursuant to Section 1.9(a)(iii), Parent shall disburse the Escrowed Funds as follows: (i) to the Purchasers, severally, pro rata in accordance with their respective Purchaser Percentages, an amount equal to twenty percent (20%) of the product of (x) the remainder of (A) $3,400,000 minus (B) the Company's November 30, 1998 Pre-Tax Profit Amount multiplied by (y) 5.6; and (ii) to the Selling Stockholders, severally, pro rata in accordance with their respective First Tranche Percentages, an amount equal to the balance of the Escrowed Funds remaining after the disbursement to Purchaser under clause (c)(i) of this Section 1.11, if any. If the amount calculated pursuant to clause (i) of the preceding sentence exceeds the amount of the Escrowed Funds, then: (A) Parent shall so notify the Selling Stockholders and the Selling Stockholders shall immediately pay to Parent, severally, their respective pro rata First Tranche Percentages of the amount of such excess; and (B) Parent shall immediately pay to the Purchasers, pro rata in accordance with their respective Purchaser Percentages, the amounts so received by it from the Selling Stockholders. The amounts disbursed to the Purchasers pursuant to clause (c)(i) of the first sentence of this Section 1.11 and pursuant to the second sentence of this Section 1.11, as applicable, shall be deemed adjustments (decreases) to the First Tranche Stock Purchase Price.

                  (c) If the Company's November 30, 1998 Pre-Tax Profit Amount is greater than $3,800,000, then, within five business days after the date of delivery of the certificate of the Auditor pursuant to Section 1.9(a)(iii): (i) the Purchasers shall, severally, pro rata in accordance with their respective Purchaser Percentages pay to Parent as agent for the Selling Stockholders by wire transfer in the same manner as the payments made pursuant to Section 1.7(a), the aggregate cash sum equal to twenty percent (20%) of the product of (x) the remainder of
         (A) the Company's November 30, 1998 Pre-Tax Profit Amount minus (B) $3,800,000 multiplied by (y) 5.6; and (ii) Parent shall disburse the Escrowed Funds to the Selling Stockholders, severally, pro rata in accordance with their respective First Tranche Percentages. The amount paid to the Selling Stockholders by Purchasers pursuant to clause
         (d)(i) of this Section 1.11 shall be deemed an adjustment (increase) to the First Tranche Stock Purchase Price.

                  (d) If the Company's November 30, 1998 Pre-Tax Profit Amount is greater than or equal to $3,400,000 and less than or equal to $3,800,000, (i) no adjustment shall be made to the First Tranche Stock Purchase Price and (ii) Parent shall disburse the

         Escrowed Funds to the Selling Stockholders, severally, pro rata in accordance with their respective First Tranche Percentages.

         1.12.    Final S Corporation Distribution; Subordinated Stockholder
Notes.

                  (a) Prior to the Merger, Subsidiary declared and became liable to pay to its stockholders of record as of the time immediately prior to the Merger (the "S Corporation Stockholders") a dividend on its outstanding shares of common stock equal in aggregate amount to the amount by which the December 31, 1998 Stockholders' Equity Amount calculated in accordance with Exhibit M exceeds $6,000,000 (the "Final S Corporation Distribution"). After the Merger, Subsidiary remains liable for payment of the Final S Corporation Distribution. The December 31, 1998 Stockholders' Equity Amount, and therefore the actual amount of the Final S Corporation Distribution, will be determined after the Closing on the basis of the certificate of the Auditor to be delivered pursuant to Section 1.9(b). At the Closing, Subsidiary will distribute to the S Corporation Stockholders a portion of the Final S Corporation Distribution equal in aggregate to $1,358,991 (the "Closing Date Distribution"). Promptly after the determination of the Final S Corporation Distribution amount, Subsidiary will distribute to the S Corporation Stockholders the remaining amount of the S Corporation Final Distribution over $1,358,991.

                  (b) Subsidiary has outstanding certain subordinated promissory notes payable to the order of James D. Manning, Patrick T. Manning and Joseph P. Harper, Sr., respectively (the "Subordinated Stockholder Notes"). At the Closing, Subsidiary and the holders of the Subordinated Stockholder Notes will enter into the subordination agreement (the "Subordination Agreement") with respect to the Subordinated Stockholder Notes as provided in the Note Purchase Agreements.

2. DETERMINATIONS, NOTICES AND PROCEDURES FOR PURCHASE AND SALE OF SECOND TRANCHE OF PURCHASED STOCK

         2.1. Trigger Event Notice and Option Exercise Notice. Any other provisions of this Agreement to the contrary notwithstanding, the purchase and sale of the Second Tranche of Purchased Stock shall not occur until and unless either:

                  (a) both (x) within eighteen (18) months after the Closing Date, Parent shall have delivered to the Purchasers and the Selling Stockholders a notice in form and substance as attached hereto as Exhibit N, duly completed and executed on behalf of Parent by its chief financial officer (a "Trigger Event Notice") (and Parent hereby agrees during such period to give a Trigger Event Notice within fifteen (15) days after the date on which Parent first becomes able to do so), and
         (y) Parent shall thereafter and before the sixteenth (16th) day after the auditor's issuance of the Second Tranche Audit (as defined below) have received a written notice from either (i) Purchasers with aggregate Purchaser Percentages of greater than fifty percent (50%) or
         (ii) Selling Stockholders with aggregate "Second Tranche Percentages" (as set forth on Exhibit A) of greater than fifty percent (50%), in either case advising Parent and all other Purchasers and Selling Stockholders that the notifying parties thereby elect to exercise their option to cause the purchase and sale of all of the Second Tranche of Purchased Stock (a "Trigger Option Exercise Notice") and stating that such notice is a Trigger Option Exercise Notice pursuant to this Section 2.1 of this Agreement; or

                  (b) prior to the earlier of (i) the date that is eighteen (18) months after the Closing Date and (ii) the date of delivery to Parent of a Trigger Event Notice, Parent shall have received a written notice from Purchasers with aggregate Purchaser Percentages of greater than fifty percent (50%) advising Parent and all other Purchasers and Selling Stockholders that the notifying Purchasers thereby elect to exercise their option to cause the purchase and sale of all of the Second Tranche of Purchased Stock (a "Pre-Trigger Option Exercise Notice") and stating that such notice is a Pre-Trigger Option Exercise Notice pursuant to Section 2.1 of this Agreement.

As used herein, "Selling Stockholder Percentage" (i) shall mean as to any Selling Stockholder, such Selling Stockholder's First Tranche Percentage at all times prior to a Trigger Option Exercise Notice and prior to a Pre-Trigger Option Exercise Notice, and (ii) thereafter shall mean the percentage equal to one-half of the sum of (A) such Selling Stockholder's First Tranche Percentage plus (B) such Selling Stockholder's Second Tranche Percentage.

         2.2. Purchase and Sale of Second Tranche of Purchased Stock After Trigger Option Exercise Notice.

                  (a) Within thirty (30) days after a Trigger Option Exercise Notice, each Purchaser shall deliver to Parent, as agent for the Selling Stockholders, by wire transfer in the same manner as the payments made pursuant to Section 1.7(a) or by wire transfer as otherwise requested in writing by Parent, an amount equal to the product of FOUR MILLION DOLLARS ($4,000,000) (the "Second Tranche Payment") multiplied by such Purchaser's Purchaser Percentage. Parent shall immediately notify the Purchasers and the Selling Stockholders when all such payments have been received (the "Second Tranche Payment Notice"). Immediately upon, and effective as of the date of such Second Tranche Payment Notice, Parent shall (i) cause to be paid by the Purchasers, severally, pro rata in proportion to their respective Purchaser Percentages, to the Selling Stockholders, severally, pro rata in proportion to their respective Second Tranche Percentages, the Second Tranche Payment less the amount of any expenses to be borne by the Selling Stockholders as provided in Section 8.5 and (ii) cause to be transferred from the Selling Stockholders, severally, pro rata in proportion to their respective Second Tranche Percentages, to the several Purchasers, severally, pro rata in proportion to their respective Purchaser Percentages, a number of shares of Escrowed Stock equal to the Minimum Number of the Second Tranche of Purchased Stock. Effective as of the date of such Second Tranche Payment Notice, the Purchasers shall become the holders of record of their respective shares of such Minimum Number of the Second Tranche of Purchased Stock and Parent shall promptly issue and deliver, or cause to be issued and delivered, to the Purchasers certificates representing such shares. The Selling Stockholders shall remain the holders of record of their respective shares of the remaining Escrowed Stock until disposition thereof by the Escrow Agent as provided below.

                  (b) Promptly and in any event within sixty (60) days after the end of the first four consecutive fiscal quarters of the Company commencing after the end of the calendar month in which a Trigger Option Exercise Notice is received by Parent and in any event within fifteen days after the auditor's issuance of the Second Tranche Audit (as defined below), Parent shall deliver to the Selling Stockholders and the Purchasers a certificate of the Auditor or another independent accounting firm selected by the board of directors of Parent setting forth: (i) the amount (and the calculation thereof in reasonable detail) of the EBITDA (as defined and calculated in accordance with Exhibit O) of Parent and its consolidated subsidiaries for the twelve months covered by the Second Tranche Audit (the "EBITDA Amount"); (ii) the amount and calculation of the Per Share Amount (as defined below); and (iii) the amount and calculation of the number of shares of Parent Common Stock that are to be purchased and sold in the Second Tranche of Purchased Stock (the "Final Number"). The "Per Share Amount" shall be the dollar amount equal to the quotient of (x) the product of the EBITDA Amount multiplied by 3.2 divided by (y) 650,100. The "Final Number" shall equal FOUR MILLION DOLLARS ($4,000,000) divided by the Per Share Amount; provided, however, that the Final Number shall not be less than the Minimum Number nor greater than the Maximum Number. The term "Second Tranche Audit" shall mean the audited consolidated balance sheet of the Company as of, and the related audited statements of income and cash flows for the twelve-month period ending on, the last day of the first four consecutive fiscal quarter period of the Company commencing after the end of the calendar month in which a Trigger Exercise Notice is received by Parent, the footnotes at and for the year so ended, and the accompanying report of the Auditor or such other independent accounting firm selected by the board of directors of Parent.

                  (c) If the Final Number calculated pursuant to Section 2.2(b) is greater than the Minimum Number, Parent shall promptly cause to be transferred for the accounts of the Selling Stockholders, severally, pro rata in proportion to their respective Second Tranche Percentages, to the Purchasers, pro rata in proportion to their respective Purchaser Percentages, a number of shares of Escrowed Stock equal to the remainder of (i) the Final Number minus (ii) the Minimum Number. Effective as of the date of such transfer of such shares to the Purchasers, the Purchasers shall become the holders of record of such shares so transferred to them and Parent shall promptly issue and deliver to the Purchasers certificates representing such shares.

                  (d) If the Final Number calculated pursuant to Section 2.2(b) is less than the Maximum Number, Parent shall promptly deliver to the Selling Stockholders, severally, pro rata in proportion to their respective Second Tranche Percentages, all Escrowed Shares other than those transferred to the Purchasers pursuant to Section 2.2(c) above, and the Escrow Agreement shall terminate.

                  (e) No fractional shares shall be issued or transferred. Parent shall cause all calculations to be rounded to the nearest whole share or to the nearest whole cent, as applicable, and all rounding decisions by Parent shall be final and binding on all parties.

         2.3. Conditions to Purchasers Obligation After Trigger Option Exercise Notice by Selling Stockholders.

                  (a) The Purchasers' obligations to purchase the Second Tranche of Purchased Stock upon delivery of a Trigger Option Exercise Notice by Selling Stockholders shall be subject to the conditions that, as of the date of the Second Tranche Payment ("Second Tranche Payment Date"): (i) there shall not exist any material adverse change from the Closing Date in the financial condition, assets, liabilities (contingent or otherwise) or business of the Company taken as a whole; (ii) no defaults shall exist on the Senior Indebtedness (as defined in the Note Purchase Agreements) or the Notes; (iii) each of Parent and Subsidiary shall be duly organized, validly existing and in good standing under the laws of the state of its incorporation; and (iv) each of the Selling Stockholders delivering the Trigger Option Exercise Notice also shall have delivered to the Purchasers on the Second Tranche Payment Date a certificate to the effect that such Selling Stockholder (x) has no knowledge that the conditions set forth in Section 2.3(a)(i) through
         (iii) have not been satisfied and (y) has good and marketable title to his shares of the Second Tranche of Purchased Stock, free and clear of all Liens.

                  (b) For purposes of Section 2.3(a)(i), it is understood that each of the following items would be considered a "material adverse change" as of the Second Tranche Payment Date:

                           (i) if either of Joseph P. Harper, Sr. or Patrick T.
                  Manning were either (A) no longer employed by the Company (or had given written notice of his intent to terminate his employment with the Company) or (B) not involved in a full time executive capacity in the operations of the Company; or

                           (ii) if the Company's consolidated stockholders'
                  equity were less than $4,000,000.

         2.4. Purchase and Sale of Second Tranche of Purchased Stock After Pre-Trigger Option Exercise Notice. Within thirty (30) days after a Pre-Trigger Option Exercise Notice, each Purchaser shall deliver to Parent, as agent for the Selling Stockholders, by wire transfer in the same manner as the payments made pursuant to Section 1.7(a) or by wire transfer as otherwise requested in writing by Parent, an amount equal to the Second Tranche Payment multiplied by such Purchaser's Purchaser Percentage. Parent shall give the Second Tranche Payment Notice when all such payments have been received. Immediately upon, and effective as of the date of such Second Tranche Payment Notice, Parent shall (i) cause to be paid by the Purchasers, severally, pro rata in proportion to their respective Purchaser Percentages, to the Selling Stockholders, severally, pro rata in proportion to their respective Second Tranche Percentages, the Second Tranche Payment and (ii) cause to be transferred from the Selling Stockholders, severally, pro rata in proportion to their respective Second Tranche Percentages, to the several Purchasers, pro rata in proportion to their respective Purchaser Percentages, a number of shares of Escrowed Stock equal to the Minimum Number of the Second Tranche of Purchased Stock. Effective as of the date of such Second Tranche Payment Notice, the Purchasers shall become the holders of record of their respective shares of such Minimum Number of the Second Tranche of Purchased Stock and Parent shall promptly issue and deliver, or cause to be issued and delivered, to the Purchasers certificates representing such shares. Parent shall promptly issue and deliver, or cause to be issued and delivered, to the Selling Stockholders certificates representing the shares not delivered to the Purchasers pursuant to the preceding sentence, and the Escrow Agreement shall terminate.

3.       REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS.

         The Selling Stockholders, jointly and severally, make the representations and warranties set forth in this Section 3 to the Purchasers at and as of the Closing.

         3.1. Due Organization. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, and has all requisite corporate power and authority to own or lease its properties and assets and conduct its business as now conducted. Each of Parent and Subsidiary is duly authorized and qualified to carry on its business as a foreign corporation in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, assets, condition (financial or other), properties or results of operations of the Company taken as a whole (a "Material Adverse Effect"). Copies of the Articles or Certificate of Incorporation, Bylaws, stock records and minute books of Parent and Subsidiary, with all amendments thereto on the date hereof, have been furnished or made available to the Purchasers or their representatives, and such copies are correct and complete.

         3.2. Authorization. Each of the Selling Stockholders has all necessary power, authority and capacity to enter into this Agreement, the Escrow Agreement and the Stockholders Agreement, and the other documents and instruments to be delivered by him pursuant to this Agreement, the Escrow Agreement and the Stockholders Agreement, and, as applicable, to consummate the sale of such Selling Stockholder's shares of the Purchased Stock and the other transactions contemplated hereby and thereby to be consummated by him. The execution and delivery by Parent and Subsidiary, as the case may be, of this Agreement the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, the Employment Agreements and all instruments, documents and agreements contemplated hereby and thereby to be executed by or on behalf of Parent and Subsidiary, as the case may be, have been or will be at the Closing duly and validly authorized by all necessary corporate action on the part of Parent and Subsidiary, as the case may be. This Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, the Employment Agreements and all other instruments, documents and agreements contemplated hereby and thereby to be executed and delivered by Parent and Subsidiary, as the case may be, or the Selling Stockholders have been or will be at the Closing duly and validly executed and delivered by each of Parent and Subsidiary, as the case may be, and the Selling Stockholders, as applicable, and constitute (or will constitute) the valid and binding obligation of each of Parent and Subsidiary, as the case may be, and the Selling Stockholders, as applicable, subject to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect and subject to general principles of equity and judicial discretion.

         3.3. No Conflicts; Approvals. Neither the execution, delivery and performance of this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow

Agreement or the Employment Agreements by the Selling Stockholders, Parent or Subsidiary, as the case may be, nor the consummation of the sale of the Purchased Stock and the Notes, nor the consummation of the other transactions contemplated hereby and thereby, will (a) conflict with or result in a breach of any provision of the Articles of Incorporation or Certificate of Incorporation, as applicable, or Bylaws of Parent or Subsidiary, as the case may be, (b) result in any conflict with, breach of, or default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under or require any consent or approval which has not been obtained with respect to any of the terms, conditions or provisions of any material contract or agreement to which the Selling Stockholders or Parent or Subsidiary, as the case may be, are a party or by which any of their respective properties or assets may be bound (except for those consents or approvals set forth on Schedule 3.3) or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or Subsidiary, as the case may be, or result in the cancellation, modification, revocation or suspension of any of the Permits (as defined below), or (c) violate any order, law, rule or regulation applicable to the Selling Stockholders or Parent or Subsidiary, as the case may be, or by which any of their respective properties or assets may be bound. No action, consent, authorization, waiver or approval by, or filing or registration by the Selling Stockholders or Parent or Subsidiary with, any federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body, is required in connection with the execution, delivery or performance by the Selling Stockholders or Parent or Subsidiary, as the case may be, of this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement or the Employment Agreements or the consummation of the sale of the Purchased Stock and the Notes and the other transactions contemplated hereby and thereby.

         3.4. Capital Stock of the Company. The authorized capital stock of Parent consists of 1,000,000 shares of Parent Common Stock, of which 650,100 shares of Parent Common Stock are issued and outstanding and owned by the several Selling Stockholders and five other persons as set forth on Exhibit A, and 10,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued or outstanding. The authorized capital stock of Subsidiary consists of 10,000 shares of common stock par value $10.00 per share ("Subsidiary Common Stock"), of which one share is issued and outstanding and owned beneficially and of record by Parent. Such share of Subsidiary Common Stock has been duly authorized and is validly issued, fully paid and nonassessable. There are no other outstanding shares of capital stock of Parent or Subsidiary. Neither Parent nor Subsidiary have outstanding any securities convertible into or exchangeable for any share of capital stock, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock. All of the issued and outstanding shares of the Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable (other than as disclosed on Schedule 3.4), and are owned beneficially and of record by the Selling Stockholders and other individuals as set forth on Exhibit A. The Selling Stockholders have, as of the Closing Date and prior to the sale thereof pursuant to this Agreement, good and marketable title to all shares of Purchased Stock, free and clear of all Liens. All issued and outstanding shares of Parent Common Stock were offered, issued, sold and delivered by Parent in compliance with (or pursuant to exemptions from) all applicable state and federal laws governing the offer and sale of securities. None of such shares was issued in violation of the preemptive rights of any stockholder.

         3.5. Subsidiaries. Except as disclosed on Schedule 3.5, the Company does not hold or own, directly or indirectly any shares of capital stock of any corporation; any membership interests in any limited liability company, any partnership interests in any limited or general partnership, any participations in any joint venture, or any other equity interests in any other entity.

         3.6. Transactions in Company Stock. Except as set forth on Schedule 3.6, since October 1, 1994 the Company has not acquired, directly or indirectly, any shares of its capital stock and has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or retire any of its capital stock or any interests therein, or to register such shares under the Securities Act (as defined below), or to pay any dividend or make any distribution in respect thereof.

         3.7.     Predecessors.

                  (a) Since October 1, 1994 until the Merger Time, the Company has existed solely as Sterling Construction Company, a Michigan corporation. The Company since October 1, 1994 has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded. The Company and the Selling Stockholders have never owned any equity interest in any Purchaser and since October 1, 1994 there has been no sale or spin-off of significant assets of the Company or any predecessor other than in the ordinary course of business.

                  (b) Merger Corp. did not conduct any business or operations prior to the Merger Time and had no assets, liabilities or obligations of any nature other than those incident to its formation and the Merger. On the date hereof, Merger Corp. was merged with and into Subsidiary, pursuant to which the separate existence of Merger Corp. ceased.

         3.8.     Financial Statements.

                  (a) The Selling Stockholders have furnished or made available to the Purchasers true and complete copies of: (i) 1998 Audited Financial Statements and the audited balance sheets of the Company as of September 30, 1997, September 30, 1996, September 30, 1995, September 30, 1994 and September 30, 1993 and the related audited statements of earnings and changes in stockholders' equity and cash flows of the Company for the fiscal years ended September 30, 1997, September 30, 1996, September 30, 1995, September 30, 1994 and September 30, 1993 (collectively, the "Audited Financial Statements"); and (ii) the unaudited or audited (as the case may be) balance sheet of the Company (the "Pre-Signing Balance Sheet") as of the last day of the most recent calendar month ended at least 30 days prior to the date of this Agreement for which financial statements have been prepared by the Company (the "Pre-Signing Balance Sheet Date") and the related statements of earnings and changes in Stockholders' equity and cash flows of the Company for the period from October 1, 1997 through the

         Pre-Signing Balance Sheet Date (the foregoing financial statements being collectively referred to as the "Current Year Financial Statements").

                  (b) The Company's Audited Financial Statements and Current Year Financial Statements are, and its November 30, 1998 Income Statement and November 30, 1998 Balance Sheet, when delivered pursuant to this Agreement will be, in all material respects accurate, complete and in accordance with the books and records of the Company and present, or when delivered pursuant to this Agreement will present, fairly in all material respects, the financial position of the Company as of their respective dates and the results of its operations for the periods then ended, in conformity with GAAP, consistently applied (subject, in the case of the unaudited financial statements, to (i) normal year-end and audit adjustments, the effects of which, individually or in the aggregate, will not be materially adverse, and
         (ii) the fact that they do not contain all of the footnote disclosures required by GAAP).

         3.9. Balance Sheet Liabilities and Obligations. Except as set forth on Schedule 3.9, there are no material liabilities or obligations of the Company of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, except for those reflected on the Pre-Signing Balance Sheet and those incurred after the Pre-Signing Balance Sheet Date in the ordinary course of business, that are required to be reflected on a balance sheet of the Company prepared in accordance with GAAP.

         3.10. Accounts and Notes Receivable. Except to the extent reflected on Schedule 3.10, all accounts and notes receivable, payable to or for the benefit of the Company reflected on the Pre-Signing Balance Sheet arose from the sale of products and services in the ordinary course of business or reflect advances to employees or affiliates and are legal, valid and binding claims of the Company and the reserves with respect thereto reflected on the Pre-Signing Balance Sheet were reasonable and adequate in accordance with GAAP as of the date of issuance of the Pre-Signing Balance Sheet.

         3.11. Permits. Schedule 3.11 sets forth an accurate list of all material permits (excluding permits for particular construction projects or other jobs for customers), authorizations, consents, registrations, licenses, franchises and certificates (collectively, the "Permits") held by the Company or, if applicable, by its employees that are used to conduct the business of the Company. Such Permits (i) are valid, in good standing and in full force and effect, (ii) are not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such Permits invalid in any respect, and (iii) are in all material respects adequate for the operation of the business of the Company as it is presently being conducted and has been proposed by the Company to be conducted. None of the operations of the Company are being conducted in a manner that violates in any material respect any of the terms or conditions under which any Permit was granted. Neither the execution and delivery by the Selling Stockholders or Parent or Subsidiary, as the case may be, of this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement or the Employment Agreements, nor the consummation of the sale of the Purchased Stock or the Notes and the other transactions contemplated hereby and thereby, will require transfer or reissuance of, or cause a default, termination or suspension under, or alter or impair any rights under, such Permits.

         3.12. Real and Personal Property. Except as set forth on Schedule 3.12, the Company does not and has not at any time since October 1, 1994 owned or leased any real property (other than property previously (but not currently) leased on a temporary basis for particular construction projects or other jobs for customers), and true, correct and complete copies of all current lease agreements of the Company relating to real property leased by the Company ("Leased Real Property") have been furnished or made available to the Purchasers (the "Real Property Leases"). The Real Property Leases are in full force and effect and constitute valid, legal and binding agreements of the parties (and their successors) thereto. All tangible assets used by the Company in the operation of its business are either owned by the Company or leased under agreements that have been furnished or made available to the Purchasers, or, in the case of certain tools and immaterial tangible assets, are owned and used by the relevant employees. Subject to normal maintenance, repair, reconditioning and replacement, except as set forth on Schedule 3.12, all of the vehicles, machinery and equipment of the Company are in reasonably good working order and condition, ordinary wear and tear excepted. True, correct and complete copies of the most recent real estate title report and each title insurance policy held by the Company relating to the real property owned by the Company ("Owned Real Property") have been furnished or made available to the Purchasers.

                  (a) Owned Real Property and Leased Real Property

                           (i) The Owned Real Property and the Leased Real
                  Property constitutes all of the real property necessary for the Company to operate its business as it is currently being conducted other than property to be leased on a temporary basis for particular construction projects or other jobs for customers.

                           (ii) None of the Owned Real Property is subject to
                  any right or option of any Person to purchase, lease or otherwise obtain title to such property, except in connection with the mortgage liens reflected on Schedule 3.15. No Person other than the Company has any right to use, occupy or lease all or any portion of the Owned Real Property.

                  (b) Real Property Leases - No Default: Neither the Company nor, to the Company's knowledge, any of the other parties to the Real Property Leases, is in material default under any of the Real Property Leases, and no material amount due under the Real Property Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to the Real Property Leases, and to the Company's knowledge no event has occurred which with the passage of time or giving of notice, or both would constitute a material default thereunder.

                  (c) Restrictive Covenants. To the Company's knowledge, there is no violation of a condition or agreement contained in any covenant, easement or any similar agreement affecting the Owned Real Property or the Leased Real Property. The covenants, easements or rights-of-way affecting the Owned Real Property or the Leased Real Property do not with respect to each Owned Real Property or Leased Real Property materially impair the Company's ability to use any such Owned Real Property or Leased Real Property in the operation of its business as currently conducted. The Company has access to public roads, streets or the like or valid perpetual easements over private streets, roads or other private property for such ingress to and egress from the Owned Real Property and the Leased Real Property, except as would not materially impair the ability to use any such Owned Real Property or Leased Real Property in the operation of its business as currently conducted.

                  (d) Eminent Domain: There is no pending or, to the Company's knowledge, threatened condemnation of any part of the Owned Real Property by any governmental authority and to the Company's knowledge their is no pending or threatened condemnation of any part of the Leased Real Property by any governmental authority.

                  (e) Utilities: The Company has not received any notice from any utility company or municipality of any fact or condition which could result in the discontinuation of currently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for the Owned Real Property or Leased Real Property. The Owned Real Property has adequate water, sewer, sanitary sewer and storm drain facilities and community services for its current use. All public utilities necessary or convenient to the use, occupancy, disposition and enjoyment of the Owned Real Property (as currently used and occupied) are located in the public right-of-way abutting the Owned Real Property and all such utilities are connected so as to serve the Owned Real Property without passing over other property or are within nonterminable easements.

                  (f) No Commissions: All brokerage commissions and other compensation and fees payable by reason of the Real Property Leases or the Owned Real Property, have been paid in full except to the extent that such may result from the extension or renewal of any Real Property leases.

                  (g) Improvements: To the Company's knowledge, all improvements on the Owned Real Property and the Leased Real Property (for which the Company is responsible) conform in all material respects to all applicable federal, state and local laws, zoning, land use and building ordinances and health and safety ordinances (including, without limitation, the Americans with Disabilities Act), and neither the Company nor any of its affiliates, has received any notice of any violation of any such laws or ordinances which violation has not been cured. The Owned Real Property and the Leased Real Property are zoned for the various purposes for which the real estate and improvements have been used in connection with the normal operation of the business. To the Company's knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements located on the Owned Real Property or Leased Real Property (for which the Company is responsible).

                  (h) Insurance: There are no outstanding requirements or recommendations by any insurance company which has issued to the Company a policy covering the Owned Real Property or Leased Real Property, or as to the Owned Real Property by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on such property.

         3.13. Material Contracts and Commitments. Except to the extent set forth on Schedule 3.13, the Company (i) has performed all obligations required to be performed by it under, and has complied in all material respects with all written and oral contracts, commitments and similar agreements or arrangements that as of the date of this Agreement are material to the Company taken as a whole to which the Company is a party or by which it or any of its properties may be bound (including, but not limited to, municipal contracts, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (collectively, the "Contracts"); and (ii) is not in material default under any such Contract and no notice of default or delinquency has been received, nor has any event occurred which, with due notice or lapse of time or both, would constitute such a default. To the knowledge of the Company, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Schedule 3.13 sets forth an accurate list of all Contracts, excluding oral contracts for materials and contracts with subcontractors made in the ordinary course of business, which as of the date of this Agreement (i) commit the Company for a commitment involving in any one case $50,000 or more or (ii) by their terms do not terminate and cannot be terminated within six (6) months, and the Company has furnished or made available to the Purchasers copies of all Contracts listed on Schedule
3.13. Each of the Contracts listed on Schedule 3.13 is a valid and binding obligation of the Company and is in full force and effect and enforceable against the parties thereto in accordance with its terms and, except as set forth on Schedule 3.13, will continue in such force and effect following the Closing Date and requires no consent of any party to the execution of this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement or the Employment Agreements or the consummation of the transactions contemplated hereby or thereby.

         3.14. Labor. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. No employees of the Company are represented by a labor union or covered by any collective bargaining agreement nor is any organizational campaign to establish such representation in progress. There is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions since October 1, 1994. The Company is in compliance in all material respects with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar employment tax. There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the current or former employees of the Company.

         3.15. Title to Owned Real Property. The Seller has good and indefeasible fee simple title to the Owned Real Property and owns all of the improvements located thereon, free and clear of all Liens except as indicated on the title reports and title insurance policies furnished or made available to Purchaser pursuant to Section 3.12 and except for:

                  (a) the mortgage lien reflected on Schedule 3.15;

                  (b) liens for current taxes and assessments not delinquent;
          and

                  (c) easements for utilities serving the property only.

         3.16. Insurance. Schedule 3.16 sets forth an accurate list of all insurance policies, fidelity bonds or other insurance service contracts (the "Insurance") in force with respect to the Company or its properties, assets, employees, officers, directors and business. The Insurance carried by the Company with respect to its properties, assets, employees, officers, directors and business is in amounts consistent with past practice and, to the knowledge of the Selling Stockholders, in accordance with industry standards and as required by legal requirements and the Contracts. Such Insurance is currently in full force and effect, is sufficient for all applicable requirements of law and will not be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement or the Employment Agreements. All premiums due and payable under all Insurance have been paid. Except as set forth on Schedule 3.16, the Company is not in default under any provisions of any such Insurance, such Insurance has never been canceled and, since October 1, 1994, no insurer has ever refused to issue any Insurance requested to be issued by the Company. There are no claims by the Company pending under any of such Insurance as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance.

         3.17. Compensation. Schedule 3.17 sets forth the names of all officers, directors and key employees of the Company who received total compensation for the fiscal year ended September 30, 1998 in excess of $75,000 and their current rates of compensation.

         3.18.    Employee Benefit Plans.

                  (a) Schedule 3.18 sets forth an accurate list of all employee benefit or welfare plans, including without limitation any "employee welfare benefit plans" and "employee pension benefit plans" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), benefits under any collective bargaining agreement or employment contracts, pension, profit-sharing, bonus, stock option, incentive, deferred compensation, dependent care, medical reimbursement, hospitalization, medical, or life insurance, severance benefits or any other plan, arrangement, or program and any employment agreement containing "golden parachute" provisions, and a description of such plans, programs or arrangements, that are currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any entity that together with the Company is treated as a single employer (collectively, "Controlled Group Member") under
         Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of any current or former employees, officers or directors of the Company or any of its predecessors (collectively, the "Plans"). To the knowledge of the Selling Stockholders all Plans listed on Schedule 3.18 are in substantial compliance in all material respects with all applicable provisions of ERISA, the Code and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. The Selling Stockholders have previously provided Purchaser with copies of or access to all such Plans and any trusts, insurance contracts, investment management agreements or any other funding arrangement related thereto, annual reports (Form 5500) and all schedules related thereto filed for the last three years (if required to be filed), and the most recent summary plan description for each Plan, arrangement, or program and classifications of employees covered thereby that are in effect on the date hereof as to which a summary plan description is required. With respect to any Plan listed on Schedule 3.18, individually and in the aggregate, to the knowledge of the Selling Stockholders, no event has occurred, and no set of circumstances have occurred in connection with which the Company is reasonably likely to be subject to any liability that could have a Material Adverse Effect.

                  (b) None of the Plans is a "single-employer plan" as defined in Section 4001(a)(15) of ERISA ("Pension Plan"). Neither the Company nor any Controlled Group Member has any outstanding liability under
         Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA with respect to any Pension Plan, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any Controlled Group Member.

                  (c) Each Plan that is intended to qualify under Section 401(a) of the Code and the trust maintained pursuant thereto is intended to be so qualified and exempt from federal income taxation under Section 501(a) of the Code, and to the knowledge of the Selling Stockholders, nothing has occurred with respect to the operation of any such Plan that could reasonably result in the loss of such qualification or tax exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

                  (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued.

                  (e) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under the Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of the Plans with respect to the operation of the Plans (other than routine benefit claims), nor do the Selling Stockholders have any knowledge of facts which could reasonably form the basis for any such claim or lawsuit.

                  (f) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company nor, to the knowledge of the Selling Stockholders, any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code. To the knowledge of the Selling Stockholders, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

                  (g) None of the Plans provide retiree life or retiree health benefits except as may be required under Section 4980B of the Code or Sections 601 - 608 of ERISA and at the expense of the participant or the participant's beneficiary.

                  (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan or (iv) constitute a "change in control" or similar event under any Plan or fail to be deductible by reason of Section 280G of the Code.

                  (i) No stock or other security issued by the Company or any affiliate forms or has formed a material part of the assets of any Plan.

         3.19. No Multiemployer Plans. Neither the Company nor any Controlled Group Member has ever sponsored or contributed to, or had an obligation to contribute to, a Multiemployer Plan as such term is defined in Section 4001(a)(3) of ERISA.

         3.20. Conformity with Law; Governmental Claims. The Company is not in default under any statute or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them, which default would have a Material Adverse Effect; and except to the extent set forth in Schedule 3.31, there are no material claims, actions, suits, investigations or proceedings pending or threatened against the Company, at law or in equity, by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The Company has conducted and is conducting its business in substantial compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation in any material respect of any of the foregoing.

         3.21. Taxes and Tax Returns. The Subsidiary has and has had at all times since September 30, 1994 through the Closing a valid election in effect under Section 1362 of the Code and any comparable provision of state or local law for all taxable years through and including the Closing Date (the "S Election"). The S Election is respected under the income Tax laws of every state or local jurisdiction in which the Company does business. Tax Returns of the Company that are required (so as to avoid delinquency) to be filed on or before the Closing Date have been (or will have been by the Closing Date) timely filed (subject to any extensions that have been obtained) with the appropriate governmental authorities. All Taxes of any kind whatsoever (whether payable directly or via withholding) that are shown on the Tax Returns described in the preceding sentence as due from the Company have been (or will have been by the Closing Date) properly paid or deposited. All such Tax Returns were true, correct and complete in all material respects as of the time of such filing. Any liability for taxes owed by the Company and not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with

GAAP. Except as set forth on Schedule 3.21, the Company has not, to the knowledge of any Selling Stockholders, received any notice of deficiency or assessment in connection with any Tax Returns, and there are not any pending Tax examinations of, or Tax claims asserted against, the Company. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no requests for rulings or determinations in respect of any taxes pending between the Company and the Internal Revenue Service or any other Tax authority. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. There is no lien for Taxes (other than any lien for current Taxes not yet delinquent) on or with respect to any assets of the Company. The Company is not and has not been a party to any Tax allocation or sharing agreement. None of the Selling Stockholders is a "foreign person" for purposes of U.S. income taxation. Except as set forth on Schedule 3.21, the Company has never been a member of an affiliated group within the meaning of Section 1504(a) of the Code. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes. The Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party. For purposes of this Agreement, "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also value added, sales, use, service, real property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties; and "Tax Returns" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

         3.22. Intellectual Property. All material patents, patent applications, copyrights, trademarks, trade names, service marks and other intellectual property which are used in the business of the Company are listed on Schedule 3.22. Schedule 3.22 also lists, where applicable, the state and federal registration numbers relating to such intellectual property and the class of services to which such intellectual property relates. Except as set forth in Schedule 3.22, (i) there are no claims or proceedings pending or threatened against the Company asserting that the use of any of such intellectual property infringes the rights of any other person and (ii) the Company has adequate rights to use all material patents, patent applications, inventions, know-how, technical information and other intellectual property used in the conduct of their respective businesses.

         3.23. Governmental Contracts. The Company is not a party to any governmental contract subject to price redetermination or renegotiation.

         3.24. Absence of Changes. Since the Pre-Signing Balance Sheet Date, except as set forth in Schedule 3.24 or except as otherwise expressly contemplated hereby, there has not been:

                  (a) any changes in the financial condition, assets, liabilities (contingent or otherwise), or business of the Company taken as a whole that could reasonably be expected to have a Material Adverse Effect;

                  (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties, assets or business of the Company, taken as a whole;

                  (c) any change in the authorized, issued or outstanding capital stock of the Company, except for stock purchases by employees of the Company pursuant to the Company's existing employee stock purchase program;

                  (d) any declaration, setting aside or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company, except for the Final S Corporation Distribution;

                  (e) any increase in the compensation, bonus, benefits, sales commissions or fee arrangements payable or to become payable by the Company to any of its respective officers, directors, the Selling Stockholders, employees, consultants or agents, except in the normal course of business consistent with past practices;

                  (f) any work interruption or any similar event or condition materially adversely affecting the business of the Company taken as a whole;

                  (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Selling Stockholders or any affiliates thereof;

                  (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to the Company, including without limitation any indebtedness or obligation of the Selling Stockholders or any affiliates thereof;

                  (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the normal course of business consistent with past practices;

                  (k) any material breach, or (other than in the normal course of business or as expressly contemplated by this Agreement) any amendment or termination, of any Contract or Permit of the Company;

                  (l) any change in any method of accounting or accounting practice of the Company;

                  (m) any loss of the employment, services or benefits of any key employee of the Company;

                  (n) any material defaults on any material obligation of the Company;

                  (o) any write down of the value of any inventory or any write off as uncollectible of any of the Company's accounts receivable or any Portion thereof, in any such case not reflected in the Pre-Signing Balance Sheet; or

                  (p) any agreement by the Company or the Selling Stockholders (whether or not in writing) to effect any of the changes set forth in clauses (a) through (o) above.

         3.25. Powers of Attorney. No person, corporation, firm or other entity holds a general or special power of attorney from the Company.

         3.26. Brokers and Finders. Except as set forth on Schedule 3.26, none of the Selling Stockholders or the Company has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in cash for the sale of the Purchased Stock, the Notes, or the consummation of the other transactions contemplated by the Agreement or the Note Purchase Agreements. Neither the Company nor any of its officers, directors, or employees on behalf of the Company has incurred any liabilities for any financial advisory fees, brokerage fees, commissions or finders' fees that remain unpaid in connection with any transaction or proposed transaction other than the transactions contemplated hereby.

         3.27. Environmental Matters. Except as disclosed on Schedule 3.27, neither Parent nor Subsidiary has disposed of, or arranged for the disposal of, hazardous wastes, hazardous substances, petroleum, petroleum products, or infectious or medical waste, as those terms are defined by the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state laws, rules or regulations ("Hazardous Substances"). Except as disclosed on Schedule 3.27, there has been no generation, storage or treatment of solid wastes or Hazardous Substances by Parent or Subsidiary at any site or other facility in material violation of any applicable law, rule, regulation, order, judgment or permit or that would require any material ongoing or future removal, remedial or other response action under any applicable law. Based upon all of the facts known to the Selling Stockholders, including but not limited to all of the facts set forth in
Schedule 3.27 with respect to any and all real property owned, operated or leased by Parent or Subsidiary, the Selling Stockholders after due inquiry do not believe and have no reasonable basis to believe that any or all of Parent or Subsidiary or the owner or operator of such properties could reasonably be expected to incur any material remediation or other liability with respect to such properties under any law, rule, regulation, order, judgment or permit relating to human health, natural resources or the environment (collectively "Environmental Laws"). Neither Parent nor Subsidiary has received any notice of any violation of, or potential liability under, any Environmental Law, and the Selling Stockholders have no knowledge after due inquiry that there has been any spill, discharge, leak, emission, injection, escape, emptying, dumping or release of any kind onto any property owned, operated or leased by Parent or Subsidiary or into the environment surrounding any such property of any Hazardous Substances such as would result in any material violation of, or require any material removal, remediation or other response action under, any applicable Environmental Law. Parent and Subsidiary have been and are in compliance with all applicable Environmental Laws and have obtained, and have been and are in compliance with all permits, licenses, franchises, certificates, registrations, consents, and authorizations required under all applicable Environmental Laws ("Environmental Permits"), including such required for particular construction projects or other jobs for customers. Neither the execution and delivery by the Selling Stockholders, Parent or Subsidiary of this Agreement or the Note Purchase Agreements, nor the consummation of the sale of the Purchased Stock, the Notes and the other transactions contemplated hereby and thereby, will require transfer or reissuance of, or cause a default under, or alter or impair any rights under, such Environmental Permits. There are no claims, actions, suits or other proceedings involving Environmental Laws pending, or to the knowledge of the Selling Stockholders after due inquiry, threatened against Parent or Subsidiary. Neither Parent nor Subsidiary has entered into any agreements relating to any removal, remedial or other response action required under Environmental Laws or relating to any claims arising under any Environmental Law.

         3.28. No Underground Storage Tanks. None of the real property owned, operated or leased by Parent or Subsidiary has nor has in the past had (to the knowledge of the Selling Stockholders after due inquiry) any underground storage tanks located thereon containing Hazardous Substances.

         3.29. Relations with Government. Neither the Selling Stockholders nor the Company have given, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor, to the Selling Stockholders' knowledge, have they otherwise taken any action, in each case, that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         3.30. Accounting Records. The books of account and other accounting records of the Company are complete and correct in all material respects, and have been maintained in accordance with the Company's normal business practices.

         3.31. Litigation and Claims. Except as set forth on Schedule 3.31, there are no actions, suits, claims or other proceedings pending or, to the knowledge of the Selling Stockholders, threatened against the Company or any of its employees, officers or directors or involving any of its assets, properties or rights at law or in equity before any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, governmental authority, or other instrumentality or person or any board of arbitration or similar entity (a "Proceeding").

         3.32. Related Party Transactions. Except as set forth on Schedule 3.32, neither the Selling Stockholders nor any member of their immediate families are a party to any contract, agreement, understanding, or business arrangement with the Company. Except for the Plans and except as set forth on
Schedule 3.32, no director, officer or employee (nor any member of any such person's immediate family) of the Company is a party to any written contract or agreement with the Company. Except as set forth on Schedule 3.32, the Company does not employ as an employee or engage as a consultant any family member of any of the directors or officers of the Company or of the Selling Stockholders. Except as set forth on Schedule 3.32, during the past three years none of the directors or officers of the Company or the Selling Stockholders, or any family member of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any person which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company. Except as set forth on Schedule 3.32, no person who, directly or indirectly, controls, is controlled by or under common control with the Company owns or has any rights in or to any of the assets, properties or rights used by the Company in the ordinary course of its business.

         3.33. Management Incentive Plans. Included in Exhibit H are copies of written consents of directors of Parent and Subsidiary, executed prior to the execution of this Agreement, that set forth resolutions, together with the related agreements of all other parties, (a) terminating prior to the date hereof all options, warrants, calls, conversion rights and commitments pursuant to which any person or entity, including without limitation the Selling Stockholders, would otherwise have had any right or potential right to acquire any shares of capital stock of the Company and (b) implementing, conditioned upon and effective as of the Closing, the Management Incentive Plans. Such resolutions have not been revoked or superseded, and neither Parent nor Subsidiary has issued or granted shares of capital stock or any options, warrants, calls, conversion rights or commitments pursuant to which any person or entity, including without limitation the Selling Stockholders, have any right or potential right to acquire any shares of capital stock of Company prior to the Closing or the termination of this Agreement in accordance with its terms.

4.       REPRESENTATIONS AND WARRANTEES OF PURCHASERS.

         Each of the several Purchasers, severally and not jointly, makes the following representations and warranties to the Selling Stockholders at and as of the Closing.

         4.1. Due Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse affect on its business.

         4.2. Authorization. Such Purchaser has the power and authority to execute and deliver this Agreement, the Note Purchase Agreements, the Stockholders Agreement and the other documents and instrument to be delivered pursuant to this Agreement and to consummate the purchase of the Purchased Stock and Notes and to consummate the other transactions contemplated hereby and thereby to be consummated by it. The execution and delivery by Purchaser of this Agreement, the Note Purchase Agreements, the Stockholders Agreement and all other instruments, documents and agreements contemplated hereby executed and delivered by or on behalf of such Purchaser at the Closing, and the consummation by such Purchaser of the purchase of the Purchased Stock and the other transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Purchaser. This Agreement, the Note Purchase Agreements, the Stockholders Agreement, and all other instruments, documents and agreements contemplated hereby and thereby to be executed and delivered by or on behalf of such Purchaser at the Closing have been duly and validly executed and delivered by such Purchaser and constitutes (or will constitute) the valid and binding obligations of such Purchaser enforceable in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect and subject to general principles of equity and judicial discretion.

         4.3. No Conflicts; Approvals. Neither the execution, delivery and performance of this Agreement, the Note Purchase Agreements or the Stockholders Agreement, nor the consummation of the purchase of the Purchased Stock, the Note Purchase Agreements and the other transactions contemplated hereby and thereby by such Purchaser will (i) conflict with or result in a breach of any provision of the constituent or governing documents of such Purchaser, (ii) result in any conflict with, breach of, or default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under or require any consent or approval which has not been obtained with respect to any of the terms, conditions or provisions of any indenture, contract, agreement or instrument to which such Purchaser is a party or by which any of its properties or assets may be bound or (iii) violate any order, law, rule or regulation applicable to such Purchaser or by which any of its properties or assets may be bound. No action, consent, authorization, waiver or approval by, or filing or registration by such Purchaser with, any federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body, is required in connection with the execution and delivery by such Purchaser of this Agreement, the Note Purchase Agreements or the Stockholders Agreement or the consummation by such Purchaser of the purchase of the Purchased Stock and the Notes and the consummation of the other transactions contemplated hereby and thereby.

         4.4. Brokers and Finders. None of such Purchaser or any of its officers, directors, partners, managers, agents or employees has employed any broker, agent or finder (other than Menai Capital LLC, all fees and expenses of which shall be paid by Purchasers) or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the sale of the Purchased Stock and the other transactions contemplated by the Agreement.

         4.5.     Investment Representations.

                  (a) Such Purchaser understands that the offer and sale of the Purchased Stock and the Notes (collectively, the "Securities") will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, on the grounds that the offer and sale of the Securities are exempt from registration under
         Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of the Selling Stockholders and the Company on such exemptions are predicated in part on such Purchaser's representations, warranties and confirmations set forth in this Section 4.5.

                  (b) Such Purchaser represents and warrants that, upon consummation of the Closing, the Securities will be acquired by such Purchaser for its own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act.

                  (c) Such Purchaser represents and warrants that such Purchaser has sufficient knowledge and expertise in financial and business matters such that Purchaser is fully capable of evaluating the merits and risks of such Purchaser's purchase of the Securities upon consummation of the Closing, and that such Purchaser is an "accredited investor", as such term is defined in Rule 501 under the Securities Act.

                  (d) Such Purchaser confirms that the Selling Stockholders have given such Purchaser the full and unrestricted opportunity to investigate the business, properties and assets of the Company. Such Purchaser also confirms that the Selling Stockholders have given such Purchaser the full and unrestricted opportunity to ask questions of and receive answers from the Selling Stockholders and other employees of the Company concerning such Purchaser's purchase of the Securities. Such Purchaser represents and warrants that (i) the full and unrestricted opportunity to investigate the business, properties and assets of the Company, (ii) the full and unrestricted opportunity to ask questions of and receive answers from the Selling Stockholders and other employees of the Company concerning such Purchaser's purchase of the Securities and (iii) the representations and warranties of the Selling Stockholders set forth in Section 3, the Company's financial statements and the schedules, reports and other information furnished or made available by the Selling Stockholders to such Purchaser pursuant to or in connection with this Agreement are, taken together, sufficient to enable such Purchaser, in light of the experience and expertise of the principals and advisors of such Purchaser, to make a fully informed investment decision regarding its purchase of the Securities and its consummation of the other transactions contemplated hereby.

5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING STOCKHOLDERS AND THE COMPANY.

         The obligations of the Selling Stockholders and the Company hereunder are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by the Selling Stockholders.

         5.1. Representations and Warranties; Performance of Obligations. The representations and warranties of the Purchasers set forth in this Agreement shall be accurate as of the Closing Date in all respects. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchasers on or before the Closing Date shall have been duly complied with and performed in all material respects. A certificate to the foregoing effect dated the Closing Date and signed by the an authorized officer of each Purchaser shall have been delivered to the Selling Stockholders.

         5.2. No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened by any person not a party to this Agreement to restrain or prohibit the purchase and sale of the Purchased Stock or the Notes or the consummation of the other transactions contemplated by this Agreement.

         5.3. Closing Documents. The Selling Stockholders and the Company shall have been tendered delivery of each of the payments and documents to be delivered to them at the Closing pursuant to Section 1.7 hereof.

         5.4. Opinion of Counsel. The Selling Stockholders and the Company shall have received an opinion of counsel for Oakhurst Technology, Inc., dated the Closing Date, substantially to the effect that:

                  (a) such Purchaser is duly organized and validly existing in good standing under the laws of its jurisdiction of organization;

                  (b) such Purchaser has the requisite power and authority to enter into this Agreement, the Note Purchase Agreements, the Stockholders Agreement and each of the other documents to be delivered by such Purchaser pursuant to Section 1.7 hereof and to perform its obligations hereunder and thereunder; this Agreement, the Note Purchase Agreements, the Stockholders Agreement and each of the other documents delivered by such Purchaser pursuant to Section 1.7 each has been duly authorized, executed and delivered by Purchaser and constitutes a valid and binding agreement of each Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect and subject to general principles of equity and judicial discretion;

                  (c) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body is required in connection with the execution, delivery or performance of this Agreement, such Purchaser's Note Purchase Agreement or the Stockholders Agreement by such Purchaser; and

                  (d) the execution and delivery of this Agreement, such Purchaser's Note Purchase Agreement and the Stockholders Agreement and the performance by such Purchaser of its obligations hereunder and thereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of such Purchaser's constituent or organizational, documents, or, to the knowledge of such counsel, any material agreement, lease, license, permit or other contract to which such Purchaser is a party or by which it may be bound.

Such opinions may be subject to normal and customary assumptions, qualifications, limitations and exceptions.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS.

         The obligations of the Purchasers hereunder are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Purchasers.

         6.1. Representations and Warranties. The representations and warranties of the Selling Stockholders set forth in this Agreement shall be accurate as of the Closing Date in all respects. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Selling Stockholders, Parent and Subsidiary on or before the Closing Date shall have been duly complied with and performed in all material respects. Certificates to the foregoing effect dated the Closing Date and signed by the Selling Stockholders, and by an authorized officer of each of Parent and Subsidiary shall have been delivered to the Purchasers.

         6.2. No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened by any person not a party to this Agreement to restrain or prohibit the purchase and sale of the Purchased Stock or the Notes or the consummation of the other transactions contemplated by this Agreement.

         6.3. Closing Documents. The Purchasers shall have been tendered delivery of each of the payments and documents to be delivered to the Purchasers at the Closing pursuant to Section 1.6 hereof.

         6.4. Opinion of Counsel. The Purchasers shall have received an opinion of counsel to Parent, Subsidiary and the Selling Stockholders, dated the Closing Date, substantially to the effect that:

                  (a) each of Parent and Subsidiary has been duly organized and is validly existing in good standing under the laws of its state of organization;

                  (b) each of Parent and Subsidiary is duly authorized, qualified or licensed to do business as a foreign corporation in the places where such is required, except where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect;

                  (c) the authorized and outstanding capital stock of each of Parent and Subsidiary is as set forth in Section 3.4 of this Agreement, and each outstanding share of Parent Common Stock and Subsidiary Common Stock has been duly authorized and validly issued, and is fully paid and nonassessable;

                  (d) each of Parent and Subsidiary has the requisite corporate power and authority to enter into this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, the Employment Agreements and each of the other documents to be delivered by such party pursuant to Section 1.6 hereof, as applicable, and to perform its obligations hereunder and thereunder, as applicable; this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, the Employment Agreements and each of the other documents to be delivered by Parent and Subsidiary pursuant to Section
         1.6 hereof has been duly authorized, executed and delivered by each such Party, as applicable; assuming the legal capacity and competency of the Selling Stockholders and assuming that this Agreement and the other agreements delivered by the Selling Stockholders referred to in
         Section 1.6 have been duly authorized, executed and delivered by the Selling Stockholders, this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, the

         Employment Agreements and each of the other documents delivered by Parent and Subsidiary and the Selling Stockholders, as applicable, each constitutes a valid and binding agreement of Parent and Subsidiary or the Selling Stockholders, as the case may be, enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect and subject to general principles of equity and judicial discretion;

                  (e) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body is required in connection with the execution, delivery or performance of this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, or the Employment Agreements by Parent, Subsidiary or the Selling Stockholders;

                  (f) the execution and delivery of this Agreement, the Note Purchase Agreements, the Stockholders Agreement, the Escrow Agreement, the Employment Agreements and the performance by Parent and Subsidiary and the Selling Stockholders of their obligations hereunder and thereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Certificate or Articles of Incorporation or Bylaws of Parent, Subsidiary or, to the knowledge of such counsel, any material Contract or Permit, to which Parent or Subsidiary is a party or by which it may be bound and which is listed on Schedule 3.11 or Schedule 3.13.

                  (g) the Merger, the formation of Merger Corp. and Merger Corp.'s subsequent merger out of existence were made in accordance with
         (i) the Delaware General Corporation Law, and (ii) as to such merger, the Michigan Business Corporation Act.

         Such opinion may be subject to normal and customary assumptions, qualifications, limitations and exceptions.


         6.5. Good Standing Certificates. Selling Stockholders shall have delivered to Purchaser certificates, dated as of a date not more than 5 days prior to the Closing Date, (a) duly issued by the Secretary of State of Delaware and the appropriate authority of the State of Michigan as to (i) the good standing of Parent and Subsidiary, as applicable, and (ii) the merger of Subsidiary with and into Texas - Sterling Construction, Inc.; and (b) duly issued by the appropriate governmental authority in each state in which Parent or Subsidiary is authorized to do business, showing Parent and Subsidiary, as applicable, to be in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes required to have been filed or paid by Parent and Subsidiary for all periods prior to the Closing Date have been filed and paid.

         6.6. Employee Notes. All of the promissory notes payable to Subsidiary for the purchase of, and secured by pledges of, shares of Subsidiary common stock heretofore purchased by employees of Subsidiary shall have been paid in full.

7.       INDEMNIFICATION.

         7.1. Survival of Representations and Warranties. The representations and warranties of the Selling Stockholders and the Company in this Agreement and in the Note Purchase Agreements and other documents and instruments delivered by the Selling Stockholders and the Company pursuant to this Agreement will survive until January 31, 2000, except that the representations and warranties in Section 3.4 (Capital Stock of the Company),
Section 3.5 (Subsidiaries), Section 3.27 (Environmental Matters) and 3.6 (Transactions in Company Stock) shall survive forever, the representations and warranties under Sections 3.18 (Employee Benefit Plans), Section 3.19 (No Multiemployer Plans) and Section 3.21 (Taxes and Tax Returns) shall survive for a period equal to the applicable statute of limitations; provided, however, that, if a Trigger Option Exercise Notice or a Pre-Trigger Option Exercise Notice is delivered, then the survival period with respect to any representation or warranty of the Selling Stockholders that would otherwise previously have expired shall be extended through and including the date of the Purchasers' payment of the Second Tranche Payment. The representations and warranties of the Purchasers in this Agreement and in the Note Purchase Agreements and other documents and instruments delivered by the Purchasers pursuant to this Agreement will survive until January 31, 2000, except that the representations and warranties in Section 4.5 (Investment Representations) shall survive for a period of six years; provided, however, that if a Trigger Option Exercise Notice or a Pre-Trigger Option Exercise Notice is delivered, then the survival period with respect to any representation or warranty of the Purchasers that would otherwise have expired will be extended through and including the date of the Purchasers' payment (or required payment) of the Second Tranche Payment. The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable survival period (the "Expiration Date"); provided, however, that such expiration will not extend to any representation or warranty, the breach of which shall have been specifically asserted in writing before such Expiration Date, until the asserted breach has been resolved. The covenants and agreements in this Agreement and in the Note Purchase Agreements and other instruments and documents delivered pursuant to this Agreement that by their terms are to be performed in whole or in part after the Closing Date will survive the Closing Date and continue in full force and effect without limitation.

         7.2. Indemnification by the Selling Stockholders. The Selling Stockholders covenant and agree that they will jointly and severally, on the terms and subject to the conditions and limitations set forth in this Agreement, indemnify, defend, protect and hold harmless the Purchasers and each Purchaser's officers, directors, principals, members, affiliates, agents, successors and assigns (the Purchasers and all such persons or other entities are collectively referred to as the "Purchasers' Indemnified Persons") at all times from and after the date of this Agreement from and against all claims, losses, damages, actions, suits, proceedings, demands, assessments, adjustments, interest, fines, penalties, costs and expenses, including specifically, but without limitation, reasonable attorneys', consultants', experts' and accountants' fees and expenses incurred in the investigation of such claims (collectively, "Damages"), incurred by Purchasers' Indemnified Persons resulting from (a) any breach of the representations and warranties of the Selling Stockholders or the Company set forth herein or on the schedules or certificates delivered by or on behalf of the Selling Stockholders or the Company in connection herewith, provided that such Purchasers' Indemnified Persons assert in writing entitlement to indemnity prior to the Expiration Date applicable with respect to such representations and warranties, or (b) any nonfulfillment of any agreement on the part of the Selling Stockholders or the Company under this Agreement; provided, however, that the Selling Stockholders shall have no liability or obligation whatsoever under the Notes or the Note Purchase Agreements, as all such obligations shall be solely the corporate obligations of Parent.

         7.3. Indemnification by Each Purchaser. Each Purchaser severally covenants and agrees that it will indemnify, defend, protect and hold harmless, the Company, the Selling Stockholders and respective officers, directors, affiliates, agents, successors and assigns (the Selling Stockholders and such persons or other entities are collectively referred to as "Sellers' Indemnified Persons") at all times from and after the date of this Agreement from and against all Damages resulting from any breach of the representations and warranties of such Purchaser set forth herein or on the schedules or certificates delivered in connection herewith, provided that such Sellers Indemnified Persons assert entitlement to indemnity prior to the Expiration Date applicable with respect to such representations and warranties, and any nonfulfillment of any agreement on the part of such Purchaser under this Agreement.

         7.4. Third Person Claims. Promptly after any of Purchasers' Indemnified Persons or Sellers' Indemnified Persons, as the case may be (hereinafter the "Indemnified Party"), has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against the party obligated to provide indemnification pursuant to Section 7.2 or 7.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and to the extent practicable a reasonable estimate of the potential amount thereof. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like, and provided further that, unless otherwise provided, the Indemnifying Party shall not be liable for the costs of more than one counsel for all Indemnified Parties in any action or proceeding. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party or there exists a conflict of interest as described above, in which event the Indemnified Party shall be reimbursed, promptly as such expenses are incurred, by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. The Indemnifying Party will not settle any such Third Person claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party will reimburse, promptly as such expenses are incurred, the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that the Indemnified Party will not settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         7.5.     Limitation of the Selling Stockholders' Liability.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, after the Closing Date, the aggregate liability of each of the Selling Stockholders for any and all Damages, individually or in the aggregate with all other Damages covered by this Agreement, for which indemnification is required by such Selling Stockholders pursuant to Section 7.2 shall be limited to the aggregate net proceeds received by such Selling Stockholder from the sale of shares of the First Tranche of Purchased Stock and, if applicable, the Second Tranche of Purchased Stock hereunder.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, after the Closing Date, the Purchasers' Indemnified Persons are entitled to indemnification pursuant to Section 7.2 of this Agreement only to the extent that the amount of all Damages, in the aggregate with all other Damages covered by this Agreement, exceeds $150,000 (it being understood that once such amount is exceeded, only the aggregate amount of all such Damages in excess of $150,000 shall be payable by the Selling Stockholders), except that (i) the limitation set forth in this Section 7.5(b) shall not apply to or otherwise limit payment of any amounts to be paid pursuant to Section 1.10, Section
         1.11 or Section 2 of this Agreement or under the Notes or the Note Purchase Agreements, (ii) any such amounts paid pursuant to Section 1.10, Section 1.11 or Section 2 or under the Notes or the Note Purchase Agreements shall be disregarded in calculating the amount of any Damages for any purposes under this Section 7, and (iii) the limitations of Section 7.7 shall not apply with respect to any claim or cause of action arising from the Selling Stockholders' nonfulfillment of any agreement on the part of the Selling Stockholders under Section 1.10, Section 1.11 or Section 2 or under the Notes or the Note Purchase Agreements of this Agreement.

         7.6. Limitation of the Purchasers' Liability. Notwithstanding anything to the contrary contained in this Agreement, after the Closing Date, the aggregate liability of each of the Purchasers for any and all Damages, individually or in the aggregate with all other Damages covered by this Agreement, for which indemnification is required by the Purchasers pursuant to Section 7.3: (a) shall be limited to an amount equal to the aggregate amount of the First Tranche Stock Purchase Price paid by such Purchaser hereunder; and (b) shall be limited to the amount of Damages for which indemnification is required from such Purchaser pursuant to Section 7.3. No Purchaser shall have any liability or obligation in respect of the indemnification obligation of any other Purchaser.

         7.7. Limitation on Claims. After the Closing Date, in the absence of actual fraud, the indemnification rights provided in this Section 7 shall be the sole and exclusive remedy available to Purchasers' Indemnified Persons and Sellers' Indemnified Persons for any misrepresentation, breach of warranty, failure to fulfill any covenant or agreement contained herein or other breach hereof or default hereunder; provided however that the provisions of this
Section 7.7 shall not apply to obligations and agreements under Section 1.10,
Section 1.11 or Section 2 of this Agreement or under the Note or the Note Purchase Agreements.

         7.8. Inconsistent Provisions. The provisions of this Section 7 shall govern and control over any inconsistent provisions of this Agreement.

         7.9. Method of Payment. Except as otherwise expressly provided herein, all payments for Damages under this Section 7 shall be paid in cash immediately as incurred.

8.       MISCELLANEOUS.

         8.1. Cooperation. The Selling Stockholders, Parent and Subsidiary and each Purchaser shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places thereafter as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. After the Closing Date, the Selling Stockholders and the Company will cooperate with each Purchaser, and each Purchaser will cooperate with the Selling Stockholders and the Company, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods at or prior to the Closing Date. Such cooperation shall be without charge.

         8.2. Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) without the written consent of the other parties hereto and shall be binding upon and shall inure solely and exclusively to the benefit of the parties hereto, their successors, heirs, personal representatives and permitted assigns.

         8.3. Entire Agreement. This Agreement (which shall for all purposes hereof be deemed to include the Schedules and Exhibits hereto) and, when delivered, the documents and instruments delivered pursuant hereto constitute the entire agreement and understanding among the Selling Stockholders, Parent and Subsidiary and the Purchasers and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Selling Stockholders, Parent and Subsidiary and the Purchasers.

         8.4. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         8.5.     Expenses.

                  (a) Whether or not the transactions herein contemplated shall be consummated, the Purchasers will pay the fees, expenses and disbursements of the Purchasers and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement or any amendments hereto and the Note Purchase Agreements (except as otherwise specified therein) and other documents to be delivered pursuant to Sections 1.6, 1.7, 6 and 7, or any amendments thereto, and all costs and expenses related to the Purchasers' due diligence investigation.

                  (b) Whether or not the transactions herein contemplated shall be consummated, the Company will pay the fees, expenses and disbursements of its auditors in connection with the preparation of the audited financial statements required by Section 2.1 and all other fees, expenses and disbursements incurred (including, but not limited to, legal and accounting fees and expenses) in connection with the subject matter of this Agreement or any amendments hereto and the Note Purchase Agreements and other documents to be delivered pursuant to Sections 1.6, 1.7, 6 and 7, or any amendments thereto; provided, however, that:

                           (i) upon consummation of the purchase and sale of the
                  First Tranche of Purchased Stock at the Closing, the Selling Stockholders shall reimburse Parent's expenses in an aggregate amount equal to one and one-quarter percent (1.25%) of the purchase price of the First Tranche of Purchased Stock;

                           (ii) upon consummation of the purchase and sale of
                  the Second Tranche of Purchased Stock after a Trigger Option Exercise Notice is delivered by Purchasers, the Selling Stockholders shall reimburse Parent's expenses in an aggregate amount equal to one and one-quarter percent (1.25%) of the purchase price of the Second Tranche of Purchased Stock; and

                           (iii) Parent is hereby authorized, and agrees, to
                  deduct all amounts to be reimbursed by the Selling Stockholders pursuant to clause (i) and/or clause (ii) above, pro rata in accordance with their respective Selling Stockholder Percentages, from the amounts otherwise to be distributed by Parent to such Selling Stockholders.

         8.6. Notices. All notices or communications required or permitted hereunder shall be in writing and may be given (i) by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by a reputable overnight courier service, (iii) by electronically confirmed facsimile or (iv) by delivering the same in person to an officer or agent of such party. Notices shall be deemed to have been given (a) if sent by United States mail, on the fourth day following mailing, (b) if sent by overnight courier, on the day following delivery by the sending party to the courier service and (c) if sent by facsimile, on the day the facsimile is confirmed as having been received. Notices shall be addressed as follows:

                  (a) If to any Purchaser, to its address set forth on Exhibit A and to:

                      Menai Capital LLC
                      100 First Stamford Place
                      Suite 600
                      Stamford, Connecticut  06902
                             Attention:   Robert M. Davies
                                          Managing Director
                             Telephone:   (203) 325-8935
                             Telecopy:    (203) 325-8948

                      with a copy (which shall not constitute notice) to:

                      Willkie Farr & Gallagher
                      787 Seventh Avenue
                      New York, New York 10019
                             Attention:   Christopher E. Manno, Esq.
                             Telephone:   (212) 728-8000
                             Telecopy:    (212) 728-8111

                  (b) If to any Selling Stockholder or the Company, to such Selling Stockholder's address set forth on Exhibit A and to:

                      James D. Manning, Chief Executive Officer
                      Patrick T. Manning, President
                      Joseph Harper, Chief Financial Officer
                      Texas-Sterling Construction, Inc.
                      16630 Imperial Valley Drive
                      Suite 242
                      Houston, Texas  77060
                             Telephone:   (281) 999-7895
                             Telecopy:    (281) 999-4605

                      with copy (which shall not constitute notice) to:

                      Mayor, Day, Caldwell & Keeton, L.L.P.
                      700 Louisiana, Suite 1900
                      Houston, Texas 77002
                             Attention:   Geoffrey K. Walker, Esq.
                             Telephone:   (713) 225-7023
                             Telecopy:    (713) 225-7047

         8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law principles.

         8.8. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

         8.9. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         8.10. Attorney's Fees. Should it become necessary for any party to bring an action or cross-action against any other party to resolve any claim or controversy arising under this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and expenses, including fees incurred in connection with enforcing any decision of a court or arbitration panel, in addition to the costs of any such action. For purposes of this section, the "prevailing party" shall be determined by the court or arbitration panel, taking into consideration all aspects of the litigation the court may deem appropriate, including but not limited to matters of liability and extent of damages both as claimed before trial and proven during trial; the court or arbitration panel may determine that different parties prevailed on different aspects of the litigation and allocate the responsibility to pay fees and costs reasonably as a result thereof.

         8.11. Interpretation; Definitions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as may be otherwise specified in this
Agreement: (a) the singular includes the plural and the plural includes the singular; (b) "or" and "any" are not exclusive and "include" and "including" are not limiting; (c) a reference to any agreement or contract includes supplements and amendments; (d) a reference to a law includes any amendment or modification to such law and any rules or regulations thereunder; (e) a reference to a "person" includes any individual or entity of any kind and its successors and assigns; (f) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles as mandated (or permitted and elected by the Company) as of the date hereof; and (g) a reference in this Agreement to a Section, Exhibit or Schedule refers to the Section, Exhibit or Schedule of this Agreement. A table indicating the location within this Agreement of the provisions containing the definitions of certain capitalized terms used herein is set forth in the Table of Contents. Any matter disclosed in any Schedule or other disclosure furnished or made available in connection with this Agreement shall be deemed to be disclosed in each other Schedule or other disclosure furnished or made available in connection with this Agreement where such disclosure may be relevant.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARENT:                                STERLING CONSTRUCTION COMPANY
                                       a Delaware corporation


                                       By: /s/ PATRICK T. MANNING
                                           ------------------------------------


SUBSIDIARY:                            STERLING CONSTRUCTION COMPANY
                                       a Michigan corporation


                                       By: /s/ Patrick T. Manning
                                           ------------------------------------


SELLING STOCKHOLDERS:


                                       /s/ James D. Manning
                                       -----------------------------------------
                                       JAMES D. MANNING


                                       /s/ Joseph P. Harper, Sr.
                                       -----------------------------------------
                                       JOSEPH P. HARPER, SR.


                                       /s/ Terry D. Williamson
                                       -----------------------------------------
                                       TERRY D. WILLIAMSON


                                       /s/ Anthony F. Colombo
                                       -----------------------------------------
                                       ANTHONY F. COLOMBO


                                       /s/ Kevin J. Manning
                                       -----------------------------------------
                                       KEVIN J. MANNING


                                       /s/ Richard Lively
                                       -----------------------------------------
                                       RICHARD LIVELY

PURCHASERS:                            OAKHURST TECHNOLOGY, INC.
                                       a Delaware corporation


                                       /s/ Robert M. Davies
                                       -----------------------------------------
                                       ROBERT M. DAVIES


                                       [OTHER PURCHASERS]

                                    Exhibit A

                        Selling Stockholders, Purchasers
                        Stock Holdings and Note Holdings

                                    Exhibit B

                                Escrow Agreement

                                    Exhibit C

                            Note Purchase Agreements

                                    Exhibit D

                             Stockholders Agreement

                                    Exhibit E

                      Patrick Manning Employment Agreement

                                    Exhibit F

                       Joseph Harper Employment Agreement

                                    Exhibit G

                       James Manning Employment Agreement

                                    Exhibit H

                           Management Incentive Plans

                                    Exhibit I

                           Advisory Services Agreement

                                    Exhibit J

                                Merger Documents

                                    Exhibit K

                        Audited 1998 Financial Statements

                                    Exhibit L

                      Calculation of Pre-Tax Profit Amount


The "Pre-Tax Profit Amount" shall be Net Income for the twelve months ended 11/30/98 prepared in accordance with GAAP

Plus: Extraordinary Items, if any, to the extent such items reduced such Net Income.
Minus: Extraordinary Items, if any, to the extent such items increased such Net Income.
Plus: Non-recurring transaction, legal and consulting expenses, including, but not limited to, corporate costs and fees paid to each of PricewaterhouseCoopers, LLC, Mayor, Day, Caldwell & Keeton, L.L.P., and R.W. Frickel, P.C.

Plus:    Excess Compensation expense

   (i) All amounts paid during or accrued for the twelve-month period ended November 30, 1998 to Patrick T. Manning, James D. Manning and Joseph P. Harper in excess of (a) regular payroll compensation as set forth in the attached Base Payroll Compensation Schedule; and (b) bonus payments of $200,000 in the aggregate.

   (ii) All amounts paid during or accrued for the twelve-month period ended November 30, 1998 to stockholders other than Patrick T. Manning, James
         D. Manning, and Joseph P. Harper in excess or regular payroll compensation as set forth in the attached Base Payroll Compensation Schedule.

                             Attachment to Exhibit L

                       Base Payroll Compensation Schedule



                                            BASE PAYROLL
                                            ------------
                (i)(a)
                James D. Manning            $ 150,800.00
                Patrick T. Manning            145,600.00
                Joseph P. Harper, Sr.         145,600.00

                (ii)
                Anthony F. Columbo          $  93,400.00
                Joseph P. Harper, Jr.          64,833.00
                Richard Lively                 89,607.72
                Brian R. Manning               85,000.00
                Jeffrey J. Manning             98,001.00
                Kevin J. Manning               59,000.00
                Terry D. Williamson           154,708.50

                                    Exhibit M

                   Calculation of Stockholders' Equity Amount


The "Stockholders' Equity Amount" shall be stockholders' equity as of 12/31/98 prepared in accordance with GAAP

Plus: All non-recurring corporate transaction, legal and consulting expenses paid or accrued through December 31, 1998

                                    Exhibit N

                          Form of Trigger Event Notice


         The undersigned, Chief Financial Officer of Sterling Construction Company, a Delaware corporation (the "Company"), does hereby certify on behalf of the Company as follows:

                  (a) The Company or a wholly-owned subsidiary has been identified as low bidder on state highway projects for the Texas Department of Transportation with an aggregate bid amount of at least $____________1 as set forth in Schedule N-1 hereto; and

                  (b) The estimated Aggregate Margin2 for the projects identified on Schedule N-1 is _____%.3 The calculation of such estimated Aggregate Margin is set forth on Schedule N-2. A reasonably detailed analysis of the calculation of such estimated Aggregate Margin, including an analysis of each project included in Schedule N-1, accompanies this Notice.

         IN WITNESS WHEREOF, I have set forth my hand this ___ day of _________, 19__.


                                        By:
                                             ----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title: Chief Financial Officer



----------------------
1        Such amount shall be at least $15,000,000.

2 Estimated "Aggregate Margin" shall be calculated by subtracting the estimated aggregate cost from the aggregate bid amount and dividing such remainder by the aggregate bid amount.

3        Such number shall be at least 12.0%.

                                  SCHEDULE N-1

Description of Project             Bid Amount                 Estimated Cost
----------------------             ----------                 --------------
                                   $                             $


                                   ----------                    ---------
Total                              $                             $
                                   ==========                    =========

                                  SCHEDULE N-2


[$               ].                 minus       [$               ].

(Aggregate Amount of All Bids)      minus       (Aggregate estimated cost)


--------------------------------------------------------------------------------


                                 [$           ]
                         (Aggregate Amount of all Bids)

                               =                multiplied by 100
                                 --------------

                               =                %
                                 ---------------
                               (Margin Percentage)

                                    Exhibit O

                              Calculation of EBITDA


"EBITDA" shall be net income determined in accordance with GAAP for Parent and its consolidated subsidiaries for the first four consecutive fiscal quarters commencing after the end of the calendar month in which a Trigger Option Exercise Notice was received by Parent.

Plus:    Interest expense for the period
Plus:    Depreciation and amortization expense for the period
Plus:    Federal and state income tax expense incurred for the period
Plus:    Extraordinary Items (to the extent negative), if any, for the period
Plus:    Any and all fees paid to Menai Capital, LLC, and any fees paid to
         Directors
Minus:   Extraordinary Items (to the extent positive), if any

                                  Schedule 3.3

                         Required Consents and Approvals

1.       Comerica Bank-Texas

                                  Schedule 3.5

                                  Subsidiaries

The Company participates in a joint venture known as BRH-Garver, Inc./Texas-Sterling Construction, Inc. Joint Venture, formed on July 20, 1995, for the purpose of operating and managing an underground construction project in Harris County, Texas. The Company has a 50% participation percentage in the profits, losses and indemnity of the Joint Venture, accounted for using the equity method of accounting.

Subsidiary is a wholly-owned subsidiary of Parent.

                                  Schedule 3.6

                          Transactions in Company Stock

Under the Buy/Sell Agreement, the Company has a contingent obligation to purchase shares upon the death, disability or termination of a stockholder. No such obligations are currently outstanding.

                                  Schedule 3.9

                    Balance Sheet Liabilities and Obligations

1. Corporate Finance fees and out-of-pocket expenses of PricewaterhouseCoopers Securities LLC.

2. Fees and expenses of Mayor, Day, Caldwell & Keeton, L.L.P., in connection with the transactions contemplated by this Agreement.

3. Other expenses incurred by the Company in connection with the transactions contemplated by this Agreement.

4.       Contingent Final S Corporation Distribution.

                                  Schedule 3.10

                          Accounts and Notes Receivable

None.

                                  Schedule 3.11

                                     Permits

1. The Company holds an exclusive license to market and perform pipe replacement using the IMPIPE process throughout Texas (excluding Houston).
2.       Texas Sales Tax Permit.
3. Overweight and overwidth moving permits issued by the Texas Department of Transportation.

                                  Schedule 3.12

                           Real and Personal Property

The Company owns real property, as reflected in the real estate title insurance policy attached hereto.

1.       2800 Fernbush, Houston, Texas 77073

2.       Essman property - 5 acre lot located in Harris County, Texas.

The following leases are attached hereto and incorporated herein.

1. Month-to-month rental arrangement with Greenbriar Atrium Office Building, for office space located at 16630 Imperial Valley Drive, Suite 242, Houston, Texas 77060. Rental follows "Holding Over" terms of 1991 lease.

3. Month-to-month rental arrangement with Gwendolyn Weiner, dba Ridgmar Oil & Gas Building, for office space located at 2601 Ridgmar Plaza, Suite 203, Fort Worth, Texas. Rental follows "Holding Over" terms of 1997 lease.

4. Lease with John Jenkins for land used as temporary construction site office, located at 2717 Dowling, Houston, Texas.

5. Lease with E&S Interior Construction for land used as temporary construction site office, located on Underwood Street, Pasadena, Texas.

6. Lease with Ms. Jewell McNab for land used as temporary construction site office, located at 2707 Navigation Boulevard, Houston, Texas.

7. Lease with Shields Supply for land used as temporary construction site office, located at the intersection of Sabine and Center Streets, Houston, Texas.

8. Lease with Stan Titlow for land used as temporary construction site office, located at 7511 Meadowyork, Houston, Texas.

9. Lease with John Rydman for land used as temporary construction site office, located at the intersection of Hadley and Smith Streets, Houston, Texas.

10. Lease with Gary Swartz for land used as temporary construction site office, located at 5104 South Willow, Houston, Texas.

                                  Schedule 3.13

                       Material Contracts and Commitments

1.       Construction contracts in progress as of September 30, 1998:

                                                                                ESTIMATED COST
JOB NO.        PROJECT                                                          TO COMPLETE
9630           City of Houston, Project N-0611A-01-3                               $1,003,254
               Dowling, McGowan & Collingsworth
9706           County of Harris                                                       423,320
               East Boulevard
9713           City of Dallas                                                         318,949
               Cedar Creek Sanitary Sewer
9721           City of Houston, Project 4250-78                                       174,547
               Northside II
9726           Texas Department of Transportation                                   2,889,986
               Mykawa Road
9728           County of Harris                                                       166,354
               Jones Road
9730           City of Houston, Project No. 10329-2                                   101,176
               Preston 42" Watermain
9735           City of Houston, Project No. N-0611-23-3                               957,570
               Bissonnet
9739           City of Houston, Project No. N-0678-01-3                             1,584,275
               North MacGregor
9740           City of Galveston                                                      233,207
               10th Street and Jones Drive., Relief Sewer and Lift Station
9743           Harris County Flood Control, Job No. 98/0172-C                         667,532
               Brays Bayou
9802           Metropolitan Transit Authority                                       1,089,179
               Gessner Road
9804           City of Houston, Project No. M-0227-01-3                                66,867
9806           City of Houston, Project No. N-0458-02-3                             4,942,932
               East Little York
9807           City of Houston, Project No. S-0900-29-3                             2,587,733
               Surface Water Transmission
9810           City of Houston, Project No. R-1036-13-3                             4,191,896
               SW District Rehabilitation
9811           City of Houston, Project No. N-584A-01-3                             4,537,541
               West Belfort
9812           City of Houston, Project No. N-0672-01-3                             3,934,610
               Hidalgo
9814           Insituform Technologies - Southwest Rehabilitation                     470,673
9815           City of Fort Worth, M-106R, Unit 5                                     653,749

                                  Schedule 3.13

                       Material Contracts and Commitments


                                                                                ESTIMATED COST
JOB NO.        PROJECT                                                          TO COMPLETE
9816           Metropolitan Transit Authority                                       5,543,795
               Louisiana Segment 3

9817           Harris County Flood Control, Job No. 98/0712                         1,212,934
               Brays Bayou Channel Repairs
9819           City of Fort Worth                                                     235,394
               SS Main 36SR, Part 8, Unit 2
9820           City of Fort Worth - Sanitary Sewer Main                               420,478
               # 36SR, Part 9, Unit 1
9821           Fort Bend Count LID No. 10                                             163,973
               Riverpark Detention Tracts, Phase Two
9822           City of Plano                                                          263,352
               Upper Pittman Creek II
9823           City of Baytown                                                        188,000
9824           New Orleans                                                             80,000
9825           City of Houston                                                      5,960,000
9826           Coody                                                                   30,000
9827           Courtland Storm                                                         39,000
9828           Gulf Coast Water Authority                                           2,765,000


2.       Loan agreement with Comerica Bank-Texas.
3.       Mortgage loan agreement with Comerica Bank-Texas.
4. Engagement letter with Price Waterhouse LLP (and its successor PricewaterhouseCoopers Securities LLC).
5.       Engagement letter with Mayor, Day, Caldwell & Keeton, L.L.P.
6.       The leases on Schedule 3.12.
7.       Sam Clark Employment Agreement.
8. In addition, as of the date hereof, the Company has been identified as low bidder, but has not executed a contract, in respect of the following projects:

                                                                                ESTIMATED COST TO
               PROJECT                                                          TO COMPLETE

9829           City of Garland                                                      1,643,000
               State of Texas                                                         225,000
               Harris County                                                           83,177

                                  Schedule 3.15

                               Real Property Liens

Mortgage lien on the real property identified as the first item on Schedule 3.12 in favor of Comerica Bank-Texas.

                                  Schedule 3.16

                                    Insurance

Type of Policy                         Carrier                                Policy No.              Expiration
--------------                         -------                                ----------              ----------
OCP4                                   CNA Insurance Companies                B981001122              10/29/99
Builder's Risk5                        CNA Insurance Companies                B981001073              10/15/99
Railroad Protective6                   CNA Insurance Companies                B981001066              10/15/99
OCP                                    CNA Insurance Companies                L1078877929             09/03/99
OCP                                    CNA Insurance Companies                L1742205523             09/02/99
OCP                                    CNA Insurance Companies                L178861990              07/31/99
OCP                                    CNA Insurance Companies                L178846910              06/23/99
Railroad Protective                    CNA Insurance Companies                L178846907              06/23/99
Pollution Liability                    Reliance Insurance Company             NTP251644502            06/18/99
OCP                                    CNA Insurance Companies                L182027751              06/09/99
OCP                                    CNA Insurance Companies                L182031394              05/11/99
OCP                                    CNA Insurance Companies                B980500328              05/01/99
OCP                                    CNA Insurance Companies                B980400268              04/22/99
OCP                                    CNA Insurance Companies                L181994250              03/29/99
OCP                                    CNA Insurance Companies                L181992174              03/17/99
Automobile                             CNA Insurance Companies                L163316910              03/01/99
Umbrella                               CNA Insurance Companies                L167492527              03/01/99
Package                                CNA Insurance Companies                L163316924              03/01/99
Workers' Compensation                  CNA Insurance Companies                WCL163316907            03/01/99
OCP                                    CNA Insurance Companies                L181983250              02/25/99
OCP                                    CNA Insurance Companies                L181980834              02/19/99
OCP                                    CNA Insurance Companies                L181977383              02/03/99
OCP                                    CNA Insurance Companies                L181974239              01/07/99
OCP                                    CNA Insurance Companies                L174272959              01/05/99
Railroad Protective                    CNA Insurance Companies                L181976279              12/11/98
Commercial, General Liability          Transcontinental Insurance Company     L163316924              03/01/99
Automobile                             American Casualty Co. of Reading, PA   L163316910              03/01/99
Excess Liability                       American Casualty Co. of Reading, PA   L167492527              03/01/99
Workers' Compensation                  Transcontinental Insurance Company     WCL163316907            03/01/99

-------------------------
4 OCP is an Owners' Contractors' Protective Liability Policy. This type of policy is a separate General Liability policy written in the name of a project owner but paid for by the Company. OCPs are written when required by a contract.

5 Builder's Risk policies are written when required by contract. This type of policy provides property coverage for the project owner and the premium is paid by the Company.

6 Railroad Protective policies are similar to OCPs, written in the name of the railroad company when work is done within 50 feet of a railroad. This coverage is required by contract when applicable and the premium is paid by the Company.

2.       OFFICERS' LIFE INSURANCE
         (Beneficiary is the Company):


Insured                                Carrier                                Policy No.              Face Amount
-------                                -------                                ----------              -----------
Joseph P. Harper                       American General Life                  A10135734L                   500,000
Joseph P. Harper                       American General Life                  A10131998L                 1,000,000
Patrick T. Manning                     American General Life                  A10128967L                 1,000,000
Patrick T. Manning                     American General Life                  A10135733L                   500,000
James D. Manning                       Chubb Life America                     297884A                      400,000
James D. Manning                       Confederation Life Insurance Company   05749895                     400,000
                                       Paul Revere Insurance Group
Patrick T. Manning                     Security Life of Denver                1542212                      500,000
Joseph P. Harper                       Security Life of Denver                1542213                      500,000
Patrick T. Manning                     Aetna                                  G6503315                     150,000
Terry D. Williamson                    Equitable                              48-203-997                   350,000
Richard Lively                         Equitable                              48-203-965                   150,000
Joseph P. Harper, Jr.                  Equitable                              48-203-954                   150,000
Brian R. Manning                       Equitable                              48-203-963                   150,000
Kevin J. Manning                       Equitable                              48-203-976                   150,000
Jeffrey J. Manning                     Equitable                              48-203-979                   350,000
Anthony F. Columbo                     Equitable                              48-203-986                   350,000

                                  Schedule 3.17

                       Base Payroll Compensation Schedule

EMPLOYEE                                    BASE COMPENSATION
James D. Manning                              $  150,800.00
Patrick T. Manning                            $  145,600.00
Joseph P. Harper, Sr.                         $  145,600.00
Terry D. Williamson                           $   87,708.50
Jeffrey J. Manning                            $   65,001.00
Richard Lively                                $   64,607.72
Anthony F. Columbo                            $   60,400.00
Brian R. Manning                              $   52,000.00
Kevin J. Manning                              $   42,000.00
Joseph P. Harper, Jr.                         $   40,833.00


Note: Current rates of compensation reflect annualized base salaries, exclusive of benefits, bonuses or other compensation.

                                  Schedule 3.18

                                      Plans

1.       PROFIT SHARING PLAN

         Sterling Construction Company Restated Employees' Retirement Profit Sharing Plan and Trust. Effective October 1, 1989.

2.       HEALTH INSURANCE

         The health insurance plan offered to full-time employees of Texas-Sterling Construction, Inc. is a self-funded Benefit Trust administered by a third party specialist, Entrust, Inc. A re-insurance (stop loss) policy paid for by the fund reduces the total risk exposure as shown below. The trust fund itself is funded by the Company and employee contributions, deposited to an account at NationsBank; distributions for covered expenses are then made by Entrust, Inc. on behalf of the plan.

         The plan covers medical care needs of participants typical of a fully insured plan and includes a PPO network to help contain costs. As of October 1998, 56 employees are participants in the plan; of those, 14 have elected dependent coverage.


     PLAN:                  Texas-Sterling Employee Benefit Plan Trust
     TRUSTEE:               Joseph P. Harper, Sr.
     ADMINISTRATOR:         Entrust, Inc.
     PLAN YEAR:             June 1 to May 31

     STOP LOSS AGGREGATE:   $127,737
     POLICY PREMIUM:        $ 77,448
     MAXIMUM EXPOSURE:      $205,185

3.       BONUS PLANS

         Effective as of the Closing Date, the Management Incentive Plans will take effect.

                                  Schedule 3.21

                              Taxes and Tax Returns

Subsidiary has been notified that it is to be subject to a Texas sales tax audit.

                                  Schedule 3.22

                              Intellectual Property

Tradenames Used by the Company

Texas-Sterling Construction, Inc.
Sterling Construction Company

Patents, Trademarks, Service Marks, Copyrights and Trade Secrets

See Item 1 of Schedule 3.11.

                                  Schedule 3.24

                               Absence of Changes

1.       Payment of bonuses already accrued in Pre-Signing Balance Sheet.

2. Issuance of new shares on October 1, 1998 and corresponding notes of purchasers.

3.       Repayment of outstanding employee notes at the Closing pursuant to
         Section 6.6 hereof.

4. Declaration of the Final S Corporation Distribution and payment of the Closing Date Distribution pursuant to Section 1.12 hereof.

5.       The Employment Agreements.

6.       The Management Incentive Plans.

7. Payments of costs and expenses of the transactions contemplated by this Agreement and other matters expressly contemplated by this Agreement.

                                  Schedule 3.26

                               Brokers and Finders

The Company engaged Price Waterhouse LLP (and its successor
PricewaterhouseCoopers Securities LLC) as exclusive financial advisor in connection with this transaction.

                                  Schedule 3.27

                              Environmental Matters

Solely for purposes of Section 3.27 of the Agreement, there is possible contamination of gasoline and diesel fuel at certain limited areas located at the approximately one (1) acre former site of Company's shop, located at 14450 Rochelle, Houston, Texas. The cost of remediation of such contamination, if any were found to exist, would not exceed $25,000.

                                  Schedule 3.31

                              Litigation and Claims

CURRENT LITIGATION

                                                                                        Maximum Exposure
                                                                                        (taking into account
                                                                                        expected insurance
Plaintiff/Description                            Incident Date           Claim          coverage)
---------------------                            -------------           -----          --------------------
Southwestern Bell Telephone                      09/25/96               $153,000             $  1,000
Damaged phone conduit

Southwestern Bell Telephone                      07/07/97               $  7,700             $  1,000
Damaged phone conduit

Southwestern Bell Telephone                      Various 1998           $23,500              $  1,000
Damaged phone conduit

Enterprise Leasing                               11/01/96               $115,000             $115,000
Collection attempt on an alleged guaranty
of Texas-Sterling of vehicle acquisition
expenditures; Texas-Sterling contends
fraudulent use of guaranty by agent of
Enterprise

M. Skoller                                       January 1997           $15,000              $  1,000
Alleged foundation damage to residence
adjacent to job site

CS Chong                                         July 1998              $1,200               $  1,200
Attempt to collect on payroll check upon
which stop payment had been ordered


POSSIBLE LITIGATION

                                                                                        Maximum Exposure
                                                                                        (taking into account
                                                                                        expected insurance
Claimant/Description                           Incident Date             Claim          coverage)
--------------------                           -------------             -----          --------------------
Texas Utilities                                  06/12/96               $41,825              $ 1,000
Damage to electric lines and facilities

Estate of C. Hernandez                           03/20/98               Unknown              $ 1,000
Wrongful death of employee; will have to
prove gross negligence

                                  Schedule 3.32

                           Related Party Transactions

1. WOODLANDS EQUIPMENT COMPANY. The Company buys equipment on a rental purchase arrangement from Woodlands Equipment, a company owned by James
         D. Manning, Patrick T. Manning and Joseph P. Harper. For the year ended September 30, 1998, the Company paid equipment rental charges of $295,558 to Woodlands Equipment Company. As of September 30, 1998, the Company purchased all equipment previously rented from Woodlands Equipment, with a note payable to Woodlands Equipment Company in the amount of $243,777 for purchased equipment.

2. SPRING EQUIPMENT CO., INC. The Company rents equipment on a monthly basis from Spring Equipment Co., Inc., a company 50%-owned by James D. Manning, Patrick T. Manning and Joseph P. Harper, Sr. and 50%-owned by the current owners of Bill Baker & Co., a subcontractor for the Company. For the year ended September 30, 1998, the Company paid equipment rental charges of $280,000 to Spring Equipment Co., Inc.

3. STERLING PROPERTIES. Prior to May 1998, the Company rented maintenance facilities from Sterling Properties, a company owned by James D. Manning, Patrick T. Manning, Joseph P. Harper, Sr. and the estate of Richard Manning. For the year ended September 30, 1998, the Company paid rental charges of $7,000 to Sterling Properties.

4. NOTE PAYABLE TO JAMES D. MANNING. The balance of $720,000 remains on notes issued October 1996 for funds used by the Company to replace working capital subsequent to a Sub-S distribution. The notes require annual principal payments, with final payment due in September 2001, and quarterly interest payments at Prime plus 2%.

5. NOTE PAYABLE TO PATRICK T. MANNING. The balance of $72,000 remains on notes issued October 1996 for funds used by the Company to replace working capital subsequent to a Sub-S distribution. The notes require annual principal payments, with final payment due in September 2001, and quarterly interest payments at Prime plus 2%.

6. NOTE PAYABLE TO JOSEPH P. HARPER. The balance of $72,000 remains on notes issued October 1996 for funds used by the Company to replace working capital subsequent to a Sub-S distribution. The notes require annual principal payments, with final payment due in September 2001, and quarterly interest payments at Prime plus 2%.

7.       THE FINAL S CORPORATION DISTRIBUTION.